UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a‑101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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THE DAVEY TREE EXPERT COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE DAVEY TREE EXPERT COMPANY

2018 Proxy Statement and
Notice of Annual Meeting of Shareholders

Annual Meeting
Tuesday, May 15, 2018
5:00 p.m., Eastern Daylight Time
The Davey Tree Expert Company
Corporate Headquarters, Davey Institute Building
1500 North Mantua Street, Kent, Ohio 44240

April 5, 2018

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Company's corporate headquarters in the Davey Institute building, 1500 North Mantua Street, Kent, Ohio, at 5:00 p.m. EDT on Tuesday, May 15, 2018. We hope you will be able to attend.

We will report on our operations at the Annual Meeting of Shareholders, entertain any discussion, vote on the matters identified in this Proxy Statement, and consider other business matters properly brought before the meeting.

The Notice of Annual Meeting of Shareholders and the Proxy Statement describe the matters to be acted upon at the meeting. Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to vote, sign and return your proxy card. If you later decide to vote in person at the meeting, you will have an opportunity to revoke your proxy and vote by ballot.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Karl J. Warnke
Karl J. Warnke Chairman

/s/ Patrick M. Covey
Patrick M. Covey President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 15, 2018

The Proxy Statement, proxy cards, Notice letter, 2017 Annual Report and Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available on our website at www.davey.com.

Notice of 2018 Annual Meeting
of Shareholders

Tuesday, May 15, 2018
5:00 p.m., EDT
The Davey Tree Expert Company
Corporate Headquarters, Davey Institute Building
1500 North Mantua Street, Kent, Ohio 44240

The Annual Meeting of Shareholders of The Davey Tree Expert Company will be held at The Davey Tree Expert Company, Davey Institute building, 1500 North Mantua Street, Kent, Ohio, at 5:00 p.m. EDT on Tuesday, May 15, 2018. The purpose of the meeting is:

1.	To elect as directors the nominees named in this Proxy Statement and recommended by the Board of Directors to the class whose terms expire in 2021.

2.	To hear reports and to transact any other business that may properly come before the meeting.
Shareholders of record at the close of business on March 16, 2018 are entitled to notice of and to vote at the meeting and any postponement or adjournment thereof.
For 2018, we will use the "notice and access" option for the delivery of proxy materials. The Notice of Internet Availability of Proxy Materials will be mailed to our shareholders on or about April 5, 2018. Our Proxy Statement, proxy cards, 2017 Annual Report and Annual Report on Form 10-K for the fiscal year ended December 31, 2017 will be made available to our shareholders on the same date as the Notice is mailed and may be accessed on our Internet website at www.davey.com under the tab "Corporate Information" at the bottom of the page and then under "SEC Filings." On or about that date, we will begin mailing paper copies of our proxy materials to shareholders who request them.
All shareholders are invited to attend the meeting. However, seating will be on a first-come, first-served basis, and we cannot guarantee seating for all shareholders.

For the Board of Directors,

/s/ Joseph R. Paul
Joseph R. Paul Secretary

THE DAVEY DIFFERENCE

VISION		MISSION
Provide solutions that promote balance among people, progress and the environment.		Deliver unmatched excellence in client experience, employee strength, safety and financial sustainability as we advance the green industry.

VALUES
Integrity	Improvement	Safety
Leadership	Expertise	Resolve

STRATEGIES		PRIORITIES
Smart Growth		Maintain Focus
Excellent Service Experience		Mission Progress
Differentiate Davey		Align and Adjust
Employee Strength		Diversity
Financial Sustainability

The Davey Tree Expert Company - 2018 Proxy Statement
- i -

PROXY SUMMARY

This summary highlights information contained in this Proxy Statement. This summary does not contain all of the information that you should consider, and we encourage you to read the Proxy Statement and our Annual Report on Form 10-K before voting. In this Proxy Statement, the terms "Davey," "Company," "we," and "our" refer to The Davey Tree Expert Company and its consolidated subsidiaries. The charts below are based on Davey's fiscal year ended December 31, 2017, as well as information for the 2016 and 2015 fiscal years.
2017 Financial Highlights

* Prior periods have been adjusted for the two-for-one stock split, effective June 1, 2017

The Davey Tree Expert Company - 2018 Proxy Statement
- ii -

PROXY SUMMARY

Elements of 2017 Named Executive Officer ("NEO") Compensation

Realized Pay - Amounts actually paid to or on behalf of NEOs

Title	Description
Base Salary	NEO base salaries

Annual Incentive Compensation Plan	Calculated based on 2017 results and paid in 2018

Supplemental Bonus Plan	Bonuses paid in 2017

Perquisites	Paid in 2017 on behalf of the NEOs

Realizable Pay - The value of benefits that may be payable over specific periods of time in the future, as calculated pursuant to the SEC's rules

Title	Description
Stock Options and Stock Appreciation Rights	Awarded in 2017 and exercisable over time in future years

Long-Term Equity Incentives	Awarded in 2017 and payable after retirement

Retirement Plans	Allocated in 2017 and payable after retirement
Other Key Features of NEO Compensation

•	No individual severance / employment agreements

•	No tax related gross-ups

•	Stock redemption time limits / insider trading policy
2017 Named Executive Officer Target Pay Mix
The chart below shows composite percentage values for the element of our NEOs' 2017 compensation. For more information, please see the Summary Compensation Table on page 32 of this Proxy Statement.

Realized Compensation			Realizable (Contingent) Compensation
Salary	Bonuses / Incentives	Perquisites	Stock Awards	Option Awards	Retirement Plans
41.5%	37.4%	3.4%	7.6%	6.7%	3.4%

The Davey Tree Expert Company - 2018 Proxy Statement
- iii -

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2018

The Board of Directors of The Davey Tree Expert Company (the "Board" or "Board of Directors") requests your proxy for use at the Annual Meeting of Shareholders and at any postponements or adjournments of that meeting. The Annual Meeting of Shareholders of the Company will be held at the Company's corporate headquarters in the Davey Institute building, 1500 North Mantua Street, Kent, Ohio, at 5:00 p.m. EDT on Tuesday, May 15, 2018. This proxy statement is to inform you about the matters to be acted upon at the meeting.
If you attend the annual meeting, you can vote your shares in person or by ballot. If you do not attend the meeting, your shares will still be voted at the meeting if you sign and return your proxy card. Shares represented by a properly signed proxy card will be voted in accordance with the choices marked on the card. If you return a properly signed proxy card, but do not indicate how to vote your shares, the persons identified on your proxy card as proxies will vote in accordance with the Board of Directors' recommendations, as set forth below:

Proposal	Vote to be cast	See page number below for a detailed explanation of the proposal
Proposal 1 - Election of nominees for director	FOR THE NOMINEES	3
You may revoke your previously submitted proxy before it is voted by submitting another properly signed proxy card with a later date, or by giving notice to us in writing or orally at the annual meeting. Attending the annual meeting will not by itself revoke your proxy.
For 2018, we will use the "notice and access" option for the delivery of proxy materials. The Notice of Internet Availability of Proxy Materials will be mailed to our shareholders on or about April 5, 2018. Our Proxy Statement, proxy cards, 2017 Annual Report and Annual Report on Form 10-K for the fiscal year ended December 31, 2017 will be made available to our shareholders on the same date as the Notice is mailed and may be accessed on our Internet website at www.davey.com under the tab "Corporate Information" at the bottom of the page and then under "SEC Filings." On or about that date, we will begin mailing paper copies of our proxy materials to shareholders who request them. The information on our Internet website is not incorporated by reference into, and is not a part of, this Proxy Statement, and our Internet address is included in this Proxy Statement as an inactive textual reference only.
Our 2017 Annual Report, a copy of the Notice letter, and individual proxy cards will be mailed to our shareholders on or about April 16, 2018. Our corporate headquarters are located at 1500 North Mantua Street, Kent, Ohio 44240. Our telephone number is 330.673.9511.
Questions and Answers about the Annual Meeting and Voting
What is a proxy?
It is your legal designation of another person to vote your shares of stock in accordance with the choices marked on your proxy card. That other person is called a proxy. We have designated the persons identified on your proxy card as proxies for the 2018 Annual Meeting of Shareholders.
What is a proxy statement?
It is a document that the Securities and Exchange Commission's ("SEC") regulations require us to make available to you when we ask you to sign a proxy card. The proxy statement contains information about the matters to be voted upon at the meeting, information about our directors and executive officers and other important information, including how to change your vote after you vote your shares.

The Davey Tree Expert Company - 2018 Proxy Statement

PROXY STATEMENT

What is the difference between holding shares as a shareholder of record and as a beneficial owner?
If your shares are registered in your name, i.e., you have stock certificates with your name on them, you are a shareholder of record. If your shares are held in the 401KSOP and ESOP Plan in your name, you are a beneficial owner.
What shares are included on the proxy card?
The shares registered in your name as of the record date are included on the white proxy card. The shares held beneficially in your name in the 401KSOP and ESOP Plan as of the record date are included on the green proxy card.
What constitutes a quorum for the Annual Meeting?
A majority of the voting power of the Company present in person or by proxy constitutes a quorum for the Annual Meeting.
Who can vote at the Annual Meeting?
Each share of Davey's common stock, whether held as a shareholder of record or as a beneficial owner, has one vote on each matter.
What is the vote required for each proposal?

Proposal to Elect Directors
Proposal	Vote Required
Proposal 1 - Election of nominees for director
Plurality vote: the nominees receiving the greatest number of "for" votes cast at the Annual Meeting by proxy or by ballot will be elected. A properly executed proxy card marked "withhold" with respect to election of any nominee will not be voted with respect to that nominee.

The Davey Tree Expert Company - 2018 Proxy Statement

PROPOSAL ONE - ELECTION OF DIRECTORS
Our Regulations provide for the annual election by the shareholders of those directors in the class whose terms in office expire at the Annual Meeting of Shareholders that year. Our Regulations also provide that the Board of Directors will be divided into three classes consisting of not less than three directors (including vacancies), each whose terms in office will expire in consecutive years. Further, the number of directors may be fixed or changed by the shareholders at any meeting of shareholders called to elect directors at which a quorum is present.
Our Board of Directors is now composed of eight directors and one vacancy, with two directors and one vacancy in the class whose terms expire in 2018, three directors in the class whose terms expire in 2019 and three directors in the class whose terms expire in 2020. Each of our directors serves for a term of three years and until a successor is elected. If the shareholders vote to elect the nominees listed, we expect one vacancy will exist after the Annual Meeting due to the May 15, 2018 retirement of J. Dawson Cunningham, a director in the class whose term expires in 2020.
In anticipation of Mr. Cunningham’s retirement after thirteen years of service on the Board, the Corporate Governance Committee has recommended to the full Board of Directors, and the Board of Directors has approved, that Ms. Catherine M. Kilbane be nominated for election to the Board at the Annual Meeting.
The Corporate Governance Committee, consisting of John E. Warfel, Committee chair, Donald C. Brown, Patrick M. Covey, President and Chief Executive Officer, Sandra W. Harbrecht, and Karl J. Warnke, Chairman of the Board, maintains the ongoing practice of identifying, evaluating and recommending future director prospects who will bring interpersonal skills, integrity and the specific business experience needed to effectively serve as a director for The Davey Tree Expert Company and its shareholders.
The Corporate Governance Committee facilitated a director search process, which was accelerated over the past twenty-four months. Multiple candidates with excellent qualifications were identified and interviewed in a formal evaluation process. Candidates were known business leaders in Northeast Ohio or other large, geographic markets where Davey operates. The Corporate Governance Committee members, Davey business associates and other respected professionals in the business community were involved in the initial identification phase. Final candidates were interviewed multiple times by both the Board chairman and the Corporate Governance Committee chairman. Personal interviews with Committee members and select executive management, including the Chief Executive Officer, were also conducted.
Ms. Catherine M. Kilbane will be in the class of directors that includes Messrs. Warnke and Brown, with terms expiring in 2018, and will stand for election at the Annual Meeting for a three-year term.
Proxies cannot be voted for a greater number of persons than the number of nominees named. The Company believes the current directors and the director nominees represent a diverse group of leaders in their respective field who have the skills and dedication necessary to guide the Company's overall strategic objectives and policies. Although we will not recommend a candidate simply because a vacancy exists, the Corporate Governance Committee will continue to search for a qualified candidate to fill the vacancy that we expect to be created by Mr. Cunningham’s retirement from the Board.
Directors are responsible for overseeing our business strategy and objectives consistent with their fiduciary duties to shareholders. The Board believes that each director and nominee for director has unique and valuable individual skills and experience that, when taken as a whole, promote the overall management of the Company for the benefit of our shareholders. Moreover, the individual qualifications, accomplishments and characteristics of each of our directors and nominees for director provide us with the variety and depth of knowledge, diversity, judgment and vision necessary to provide effective oversight in guiding our affairs and direction.
We believe that each director and nominee for director has the requisite experience in a variety of fields, including services delivery, industry, transportation, governmental, regulatory, nonprofit, education, and environmental protection, each of which, we believe, provides a diverse range of perspectives, and valuable knowledge and insight concerning various elements of our business.
All directors play an active role in overseeing our business, both at the Board and Committee level. The directors and nominees for director have demonstrated leadership skills in managing business risk and in various aspects of business, government, education and philanthropy, which contributes significantly to fulfilling their responsibility to us and to our shareholders.
The nominees for election as directors for the term expiring in 2021, as well as present directors whose terms will continue after the meeting, appear below.
The Board of Directors recommends you vote for the nominees listed.

The Davey Tree Expert Company - 2018 Proxy Statement

PROPOSAL ONE - Election of Directors

Directors and Nominees for Election at the Annual Meeting

KARL J. WARNKE (Chairman)
Age: 66
Director since: 2000
Committees: Governance Committee
Business Experience: Mr. Warnke retired in July 2017 as Chief Executive Officer of the Company, a position he held since January 2007. He has been the Chairman of the Board since May 2009. He had been an officer of the Company since 1988. He was President and Chief Operating Officer from 1999 through December 31, 2006, and prior to that, he was Vice President and General Manager of Utility Services from 1988 and was named Executive Vice President of the Company from 1993 to 1999. Mr. Warnke has served as a member of the Conference Board's Executive Council for Mid-Cap Companies, a member of the executive committee of the Greater Akron Chamber Board of Directors, and a vice chair of the Board of Trustees for the Ohio Chapter of The Nature Conservancy. He is a director and compensation committee member of the Wikoff Color Corporation, which provides specialty inks throughout the U.S. and select foreign countries.
Key Qualifications, Attributes and Skills: Mr. Warnke has over forty years of experience in the horticulture, arboriculture, landscape and environmental science industry, and has been a board member for nonprofit, for profit and professional organizations for over twenty years. He has extensive experience in business management, strategic plan development, sales, production and management of multiple services and subsidiary companies in the United States and Canada, has thirty years of experience as a corporate officer with executive-level leadership of Davey and its subsidiaries, and serves as a director for a multinational employee-owned ink manufacturing company.

DONALD C. BROWN
Age: 62
Director since: 2016
Committees: Audit Committee; Governance Committee
Business Experience: Mr. Brown retired in 2017 as Executive Vice President of FedEx Freight, a North American freight shipping company, having served as Executive Vice President, Finance and Administration, and Chief Financial Officer from 2008 to November 2016. Before joining FedEx Freight as Senior Vice President and Chief Financial Officer in 2001, he held financial management positions at FedEx Corporation, FedEx Corporate Services and FedEx Logistics. His prior affiliations include Caliber System, Inc., Roadway Services, Inc. and Ernst & Young. He is a member of the Board of Advisors for Miller Transfer & Rigging, and is a past member of the Board of Directors of the Memphis Development Foundation. Mr. Brown is a graduate of Kent State University where he serves on the College of Business Administration National Advisory Board and National Athletic Development Council, and was recognized in 2014 as a Distinguished Athletic Alumnus.
Key Qualifications, Attributes and Skills: Mr. Brown has over twenty-five years of executive experience with transportation companies involved in freight and parcel delivery services, extensive experience with internal and external financial reporting, including filings with the SEC, interactions with audit committees, as well as executive level responsibility for risk management and human resources, and has thirteen years of experience as a CPA with a large international accounting firm concentrating on financial audit services and acquisitions.

The Davey Tree Expert Company - 2018 Proxy Statement

PROPOSAL ONE - Election of Directors

Directors and Nominees for Election at the Annual Meeting (continued)

CATHERINE M. KILBANE
Age: 54
Nominee for Director
Business Experience: Ms. Kilbane retired in 2017 as Senior Vice President of The Sherwin-Williams Company, a Fortune 500 global leader in paints and coatings. She joined Sherwin-Williams in 2013 as Senior Vice President, General Counsel and Secretary. Prior to that, Ms. Kilbane was Senior Vice President and General Counsel from 2003 to 2012 at American Greetings Corporation, one of the world’s largest manufacturers of social expression products. From 1987 to 2003, she was a partner in the general business group at Baker & Hostetler LLP in Cleveland, Ohio. Ms. Kilbane is currently Lead Director of The Andersons, Inc., a Fortune 500 diversified agribusiness company in the grain, ethanol, plant nutrient, and rail sectors. She is a member of the board of trustees of the Cleveland Clinic Foundation and a past member of the board of trustees for University Hospitals Health System and United Way of Greater Cleveland.
Key Qualifications, Attributes and Skills: Ms. Kilbane has over thirty years of experience in corporate law, extensive experience in mergers and acquisitions, including large, multinational transactions, a solid understanding of ensuring shareholder value through her fourteen years of experience with two publicly traded companies and board member experience with for-profit and nonprofit organizations.

The Davey Tree Expert Company - 2018 Proxy Statement

PROPOSAL ONE - Election of Directors

Directors Whose Terms Expire in 2019

WILLIAM J. GINN
Age: 65
Director since: 2007
Committees: Audit Committee; Compensation Committee
Business Experience: Mr. Ginn was named Executive Vice President of The Nature Conservancy, an international nonprofit conservation organization, in 2014, and prior to that was the Chief Conservation Officer. He has also served that organization as its Director of the Global Forest Partnership, Manager of Division Conservation Programs-NEC, and as Senior Advisor to the Asia Pacific Region. Before joining The Nature Conservancy, Mr. Ginn developed one of the first major U.S. companies in the organic recycling area, which was later sold to a Fortune 500 solid-waste management company. He has also taught courses in economics and environment as a visiting faculty member at the College of the Atlantic.
Key Qualifications, Attributes and Skills: Mr. Ginn has extensive experience in environmental conservation, most notably in sustainability, recycling and forest conservation, completed undergraduate and graduate work in human ecology and landscape architecture, is well-versed in various aspects of starting, managing, and selling a successful recycling business, and has executive-level management experience.

DOUGLAS K. HALL
Age: 66
Director since: 1998
Committees: Audit Committee (Chair); Compensation Committee
Business Experience: Mr. Hall retired in February 2008 after serving since 1999 as President and Chief Executive Officer of MDA Federal, Inc. ("MDA Federal") (formerly Earth Satellite Corporation), a subsidiary of MDA Corporation, a provider of remote sensing systems and data utilizing geographic information systems. Prior to joining MDA Federal, he was Vice President and Chief Operations Officer of The Nature Conservancy, an international nonprofit conservation organization, from 1996 to 1999. From 1993 to 1996, he served as Assistant Secretary for Oceans and Atmosphere and Deputy Administrator of the National Oceanic and Atmospheric Administration in the U.S. Department of Commerce. He formerly served as a senior fellow for the World Wildlife Fund in Washington, D.C.
Key Qualifications, Attributes and Skills: Mr. Hall has extensive experience in business leadership, financial management and financial audit, is well-versed and experienced in environmental policy, has had significant involvement in human resources and corporate management, and is experienced in mergers and acquisitions and strategic planning.

The Davey Tree Expert Company - 2018 Proxy Statement

PROPOSAL ONE - Election of Directors

Directors Whose Terms Expire in 2019 (continued)

JOHN E. WARFEL
Age: 69
Director since: 2008
Committees: Compensation Committee; Governance Committee (Chair)
Business Experience: Mr. Warfel is owner of Warfel Group, Inc., dba Action Coach, a business coaching franchise founded in 2010 and helping business owners with achieving their goals and strategies, and is also currently President of Warfel Enterprises, LLC, a consulting company. He has served on various boards of private companies. He was President of Westfield Financial Corporation, a diverse group of financial services and related companies operating in the United States and Canada and a member of Westfield Group, from 2002 through 2008. He previously served as Chairman of Westfield Bancorp and Chairman of Southern Title Corporation. Prior to joining Westfield Financial Corporation, he was Vice Chairman and President of Oswald Companies, a large regional insurance firm, from 1975 to 2002. He is past President of the Insurance Board of Greater Cleveland, a member of national and local chapters of Property and Casualty Underwriters, past Vice President of the Ohio ESOP Association, past member of the Board of Trustees of Assurex Global, past Chairman of Employer's Resource Council, and past board member and Secretary/Treasurer of the National American Heart Association.
Key Qualifications. Attributes and Skills: Mr. Warfel has over forty years of executive experience in sales, marketing and growing companies, including significant experience with acquisitions and their integration, and has extensive experience in property and casualty insurance and risk management. He is a business owner, including current ownership of consulting entities, with expertise in succession planning and leadership transitions in small and large companies and has financial acumen and experience with Employee Stock Ownership Plans (ESOPs).

The Davey Tree Expert Company - 2018 Proxy Statement

PROPOSAL ONE - Election of Directors

Directors Whose Terms Expire in 2020

PATRICK M. COVEY
Age: 54
Director since: 2014
Committees: Governance Committee
Business Experience: Mr. Covey has been with the Company since 1991. He was elected Chief Executive Officer effective July 2017, having served as President since March 2016. He was Chief Operating Officer from February 2012 to July 2017 and was previously appointed as Executive Vice President, Operations in 2007. Prior to that, Mr. Covey served as Vice President and General Manager of the Davey Resource Group, Operations Vice President, Southern Utility Operations, and in various managerial positions within the Company, including Manager of Systems and Process Management and Administrative Manager, Utility Services. He is a board member of Environmental Design, Inc., a tree and landscape company headquartered in Texas, a member of the Board of Trustees for the Arbor Day Foundation and a recently appointed board member of Akron Children's Hospital.
Key Qualifications, Attributes and Skills: Mr. Covey has over twenty-five years of experience with the Company with involvement in all areas of operations and administrative groups. Mr. Covey is a CPA with financial and auditing experience with a large national accounting firm and the Company. He has board member experience with nonprofit and professional organizations, and has extensive experience in all aspects of mergers, acquisitions and strategic partnerships.

J. DAWSON CUNNINGHAM
Age: 71
Director since: 2005
Committees: Audit Committee; Compensation Committee (Chair)
Business Experience: Mr. Cunningham was Executive Vice President and Chief Financial Officer of Roadway Corporation ("Roadway"), an over-the-road truck transport operation, from 1998 until his retirement in 2003. Prior to that, he held various positions as an officer of Roadway beginning in 1986. Mr. Cunningham previously served as Co-Chairman of the Board of Trustees, New York State Teamsters Council Health and Hospital Fund and Conference Pension and Retirement Fund, having served as a trustee since 1992, and was a trustee of the New England Teamsters and Trucking Industry Pension Fund from 1996 until January 2007. He served as a member of the Board of Trustees of Akron General Health System, serving as Chairman from 1998 to 2003. He is also a past member of the board of directors of the American Red Cross and Junior Achievement.
Key Qualifications, Attributes and Skills: Mr. Cunningham has executive-level experience with a service-based over-the-road transportation public company, experience as chief financial officer with responsibility for internal and external financial reporting, including filings with the SEC, executive-level responsibility for corporate-wide human resources, including compensation, benefits and policy, fifteen years of experience as a CPA with a large international accounting firm, and is experienced in mergers and acquisitions.
Retirement: On March 28, 2018, Mr. Cunningham provided notice to the Board of his intention to resign as a director of the Company at the conclusion of the Annual Meeting.

The Davey Tree Expert Company - 2018 Proxy Statement

PROPOSAL ONE - Election of Directors

Directors Whose Terms Expire in 2020 (continued)

SANDRA W. HARBRECHT
Age: 68
Director since: 2008
Committees: Audit Committee; Governance Committee
Business Experience: Ms. Harbrecht has been President and Chief Executive Officer of Paul Werth Associates, a public relations firm, since 2008 and President since 1985. Prior to that, she was a Credit Analyst for Bank One, Columbus NA and also an educator for ten years in the Worthington City School system. She is past Chair of the Board of Trustees for Kent State University and serves on the Dean's Advisory Councils for the Fisher College of Business and the College of Engineering at The Ohio State University. She is also the past Chair of Experience Columbus and a former board member of the Columbus Chamber of Commerce, an accredited member of the Public Relations Society of America, a past chair of the Society's Counselors Academy and a founding member of the PR Council. Ms. Harbrecht also serves as a director on the board of the Motorists Mutual Insurance Company, a regional insurance firm.
Key Qualifications, Attributes and Skills: Ms. Harbrecht has extensive experience in business marketing, advertising, promotion, public relations and communications, has experience as an educator guiding and facilitating student learning, is significantly involved with college advisory boards and councils, and has over twenty-five years of executive-level experience.

The Davey Tree Expert Company - 2018 Proxy Statement

CORPORATE GOVERNANCE
Director Selection Process
We believe the Board should represent a broad and diverse spectrum of experienced and qualified individuals who are able to contribute value to our business. The Corporate Governance Committee is responsible for the review of and recommendation to the Board of Directors of nominees for election as directors. The Committee works with the full Board to develop criteria for open Board positions, taking into account the factors that it deems appropriate. These factors may include identifying a nominee whose array and diversity of talents, experiences, qualifications, personal attributes, and skills would complement those already represented on the Board; the level of independence from us; our current needs, business priorities, objectives and goals; and the need for a certain specialized expertise. In applying these criteria, the Committee considers a candidate's general understanding of elements relevant to the success of a service company in the current business environment, the understanding of our business and our risk factors, senior operating experience with a service company, public company, or other organizations, a broad understanding of and direct experience in corporate business and service delivery, as well as the candidate's educational and professional background. The Board believes that diversity of professional experience, professional training and personal accomplishments are important factors in determining the composition of the Board. The Committee considers candidates suggested by other Board members, management and shareholders. The Committee may also retain a qualified independent third-party search firm to identify and review candidates.
The minimum qualifications a director nominee should possess include depth of knowledge in the nominee's field, diversity of experience and background, demonstrated judgment and vision to oversee and guide our business.
Once a prospective nominee has been identified, the Committee will make an initial determination as to whether to continue with a full review and evaluation. In making this determination, the Committee will take into account all information provided to the Committee, as well as the Committee's own expertise and experience. The Committee will then consider the potential candidate to ensure he or she has exhibited the criteria that the Committee has established for the position, as well as the time and desire to effectively carry out their duties and responsibilities.
If the prospective nominee passes the preliminary review, members of the Committee, as well as other Board members as deemed appropriate, will interview the nominee. Upon completion of this process, the Committee will confer and make a recommendation to the Board. The Board, after reviewing the Committee's report, will make the final determination whether to nominate the candidate. Selection for persons identified to be appointed to a Board position will be conducted in the manner described above. Any shareholder who desires to recommend a prospective nominee for the Board should notify our Corporate Secretary in the manner described below in "Shareholder Nominations for Director."
Shareholder Nominations for Director
Shareholders may nominate candidates for election as directors by following the procedures and complying with the deadlines specified in our Regulations. Under those procedures, any shareholder who proposes to nominate one or more candidates for election as director must, not less than 30 days prior to the meeting at which the directors are elected, notify the Corporate Secretary of the shareholder's intention to make the nomination and provide the Company with all of the information about each of the candidates as would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of the candidate, including (i) name, age, and business and residence address, (ii) principal occupations or employment during the last five years, (iii) the number of shares of the Company beneficially owned by the candidate, (iv) transactions between the candidate and the Company, and (v) all other information required under the rules of the SEC. A copy of the Regulations is available to any shareholder who makes a written request to the Corporate Secretary, and shareholders may submit nominations in writing by sending the submission to the Corporate Secretary, at The Davey Tree Expert Company, 1500 North Mantua Street, Kent, Ohio 44240.
Board Independence
The Board reviews, at least annually, director independence. As part of that review, the Board considers transactions and relationships between each director and any member of his or her family, and the Company and its subsidiaries and affiliates. Any such relationships are reported under the heading "Transactions with Related-Persons, Promoters and Certain Control Persons" in this Proxy Statement. The purpose of this review is to determine whether any relationships or transactions existed or exist that could be considered inconsistent with a determination that the director is independent. Although our common shares are not listed on the New York Stock Exchange ("NYSE") or on any other exchange, with respect to determining if a director or a director nominee is independent, we utilize the SEC approved standards as developed by the NYSE.

The Davey Tree Expert Company - 2018 Proxy Statement

CORPORATE GOVERNANCE

As a result of their most recent review, the Board determined that the following Directors and nominees are independent: Mr. Brown, Mr. Cunningham, Mr. Ginn, Mr. Hall, Ms. Harbrecht, Ms. Kilbane and Mr. Warfel. No director has been identified as a lead independent director. Mr. Warnke, a former employee of the Company, and Mr. Covey, our President and Chief Executive Officer, a current employee of the Company, are not considered independent directors.
The Company also determined by due inquiry that no director has a relationship with our principal independent auditor, Ernst & Young LLP.
Committees of the Board of Directors; Attendance
The Members of each Committee of the Board of Directors are listed in the following table:

Director	Compensation Committee	Audit Committee	Corporate Governance Committee
Karl J. Warnke, Chairman			X
Donald C. Brown		X	X
Patrick M. Covey			X
J. Dawson Cunningham(1)	(Chair)	X
William J. Ginn	X	X
Douglas K. Hall	X	(Chair)
Sandra W. Harbrecht		X	X
John E. Warfel	X		(Chair)

(1)
Mr. Cunningham has notified the Board of his intention to resign as a director of the Company at the conclusion of the Annual Meeting. Upon Mr. Cunningham's retirement, a new Chair of the Compensation Committee will be appointed.

Compensation Committee
The Compensation Committee is composed entirely of independent directors who meet the NYSE's independence standards, which we follow. The Compensation Committee recommends to the Board of Directors the salaries and other compensation of our executive officers and supervises the administration of our benefit programs. As more fully set out in the "Compensation Discussion and Analysis" in this Proxy Statement, the Compensation Committee does not delegate its authority to set compensation; however, the Board does review recommendations from our Chief Executive Officer regarding the compensation of other officers. Furthermore, the Committee periodically retains outside consultants to review and discuss compensation and benefit plans. The Compensation Committee met two times in 2017.
When utilized, outside consultants are provided with specific instructions relating to the research to be performed. Once engaged to conduct a salary and bonus-level review, the consultants are directed to compare our plans with those of companies of similar size and in similar industries. Similarly, the consultants are directed to compare and contrast benefit plans that are applicable to private and public companies of similar size and with similar governance structures. Findings by the consultants are reviewed by the Committee and with the full Board, which then makes the final decisions regarding compensation. The Committee directed the executive officers to engage Pay Governance LLC ("Pay Governance") to review the compensation structure in 2017, which had been previously reviewed and updated in 2015. The next compensation structure review is scheduled to occur in 2019.
Pay Governance has not provided other professional services to date, including advice related to our insurance and employee benefit programs. In order to perform the services that are required of them, Pay Governance does have access to certain confidential information about us; however, they do not participate in the final strategic decision-making process. Further, Pay Governance is compensated on a fee-based structure and no portion of any payment made to them is dependent upon achieving a certain result or is otherwise commission-based.

The Davey Tree Expert Company - 2018 Proxy Statement

CORPORATE GOVERNANCE

Audit Committee
The Audit Committee is composed entirely of independent directors who meet the independence requirements under the NYSE's listing standards and SEC rules. The Board has determined that Messrs. Brown and Cunningham qualify as audit committee financial experts pursuant to the SEC's rules. The Audit Committee met seven times in 2017.
The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to: the integrity of the Company's financial statements and financial reporting process; the Company's systems of internal accounting and financial controls; the performance of the Company's internal and independent auditors; the independent auditors' qualifications and independence; and the Company's compliance with ethics policies and legal and regulatory requirements. Specifically, the Audit Committee oversees the appointment, engagement, compensation, termination and oversight of the Company's independent auditors, including conducting a review of their independence, reviewing and approving the planned scope of the Company's annual audit, overseeing the independent auditors' audit work, reviewing and preapproving any audit and nonaudit services that may be performed by the Company's independent auditors, reviewing with management and the Company's independent auditors the adequacy of the Company's internal control over financial reporting and disclosure controls, and reviewing the Company's critical accounting policies and the application of accounting principles.
In addition, the Audit Committee establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control over financial reporting or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee's role also includes meeting to review the Company's annual audited financial statements and quarterly financial statements with management and the Company's independent auditors. The Audit Committee annually reviews the independence and performance of the independent auditor in connection with any determination of whether to retain the independent auditor or engage another firm as our independent auditor. In the course of these reviews, the Committee considers, among other things, the historical and recent performance, and an analysis of known legal risks and significant proceedings.
Corporate Governance Committee
Messrs. Brown and Warfel and Ms. Harbrecht are independent directors who meet the NYSE's independence standards; the other two Committee members, Messrs. Warnke and Covey, are not. The Corporate Governance Committee screens and recommends candidates for election as directors and recommends committee members and committee chairpersons for appointment by the Board of Directors. The Committee will consider nominees for the Board of Directors recommended by our shareholders. The Committee also conducts annual performance evaluations of the committees of the Board. The Corporate Governance Committee met two times in 2017.
Compensation Committee Interlocks and Insider Participation
No director has been identified as having a relationship that requires disclosure as a compensation committee interlock.
General
Non-independent directors may not serve on the Compensation or Audit Committee. Independent directors generally serve on at least two committees.
The Board met five times in 2017. All incumbent directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served during the period that they served. We encourage our directors to attend the Annual Meeting of Shareholders. In 2017, all directors with the exception of Messrs. Cunningham and Ginn attended the Annual Meeting of Shareholders.
The charters of the Compensation, Audit and Corporate Governance committees, as well as the Corporate Governance Guidelines, are available on the Company's website at www.davey.com under the tab "Corporate Information," at the bottom of the page then under "Board Committee Charters," or by contacting the Corporate Secretary at The Davey Tree Expert Company, 1500 North Mantua Street, Kent, Ohio 44240.
Role of the Board in Risk Oversight
The Board recognizes that it is neither possible nor reasonable to eliminate all risk, and that in order to remain competitive, certain risk-taking is an essential element of every business decision and part of our business strategy. However, the Board also understands

The Davey Tree Expert Company - 2018 Proxy Statement

CORPORATE GOVERNANCE

that within any business framework, steps must be taken to properly safeguard the assets of the Company, implement and maintain appropriate financial and other controls, and ensure that business is conducted prudently and in compliance with applicable laws and regulations and proper governance.
Assessing and managing risk is the responsibility of management. It is the responsibility of the Board of Directors to oversee risk management. As part of this responsibility, the Board oversees and reviews certain aspects of our risk management efforts. For example, the Board requires that an annual overall assessment of risk be performed and has delegated this oversight of the process to the Audit Committee. This enterprise-wide risk management assessment is designed to review and identify potential events that may affect us, including cybersecurity risks, manage risks within our risk profile and provide reasonable assurance regarding the achievement of our objectives. The Audit Committee reviews and discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our financial risk assessment and risk management policies.
We are aware that cybersecurity is an integral part of our risk analysis and discussions. While all entities are at some risk of a cybersecurity attack, the Company has taken steps deemed appropriate by the Company to detect and limit the severity of a cybersecurity attack. These measures include, among other things, robust password requirements, firewalls, and limiting access to sensitive information. To date, the Company is not aware of any successful system-wide cybersecurity attack. The Company maintains employee and customer information and has developed contingency plans, but has not developed a system-wide cybersecurity attack cost matrix.
Company representatives meet annually in executive session with the Audit Committee. The Manager of Internal Audit and the Chief Financial Officer review with the Audit Committee each year's annual internal audit plan, which focuses on significant areas of financial, operating and compliance risk. The Audit Committee also receives regular reports from management on the results of internal audits.
In addition, each year, our management team conducts an assessment of potential risks facing us and reports its findings to the Audit Committee. Risks are rated as to severity and the likelihood of threat, and management outlines the mitigation efforts associated with each risk. To the extent management identifies mitigation efforts that were not in place, management identifies the initiative to address the particular situation. The Audit Committee then reports these findings to the full Board to assist in its oversight of risk.
As further described under "Compensation Risk Analysis," the Compensation Committee is responsible for the oversight of risks relating to employment policies and our compensation and benefits arrangements. To assist in satisfying these oversight responsibilities, the Committee may retain a compensation consultant and meets regularly with management to understand the financial, human resource and shareholder implications of compensation decisions that are made by the Board. The philosophy, process and rationale the Compensation Committee utilized as part of its responsibilities is discussed in detail in the "Compensation Discussion and Analysis" included in this Proxy Statement beginning on page 20.
Board Leadership
Mr. Warnke is the Chairman of our Board of Directors, and Mr. Covey is our President and Chief Executive Officer. In anticipation of Mr. Warnke’s retirement on July 21, 2017, our Board undertook a detailed review and assessment of our current leadership structure. As part of this assessment, given his long history of leadership within the Company and close working relationship with Mr. Covey, who succeeded Mr. Warnke as Chief Executive Officer, the Board decided it was in the best interests of the Company and our shareholders to have Mr. Warnke continue serving as Chairman of the Board following his retirement as Chief Executive Officer. While this results in a separation of the roles of Chief Executive Officer and Chairman of the Board, the Board believes it is appropriate to separate the positions at this time in order to facilitate a smooth transition to a new Chief Executive Officer and to provide Mr. Covey with the opportunity to focus on the day-to-day leadership of the Company in his new role as Chief Executive Officer. Further, the new structure also provides both the Board and Mr. Covey with the opportunity to draw upon the skills and experience of Mr. Warnke who, as Chairman, continues to provide strategic oversight. Although the Board has not and does not intend to appoint a lead independent director, the Board believes that it is able to effectively provide independent oversight of our business and affairs, including risks facing the Company, through the composition of our Board of Directors and the strong leadership of our independent directors.
Our Board continues to believe that no single leadership structure is most effective in all circumstances and will continue to retain the authority to evaluate and modify the Company’s leadership structure at such times as it deems appropriate. The Board’s role in risk oversight has not impacted our leadership structure.

The Davey Tree Expert Company - 2018 Proxy Statement

CORPORATE GOVERNANCE

Communicating Concerns to Directors
We have established procedures to permit communications with the Board of Directors regarding the Company. Interested parties may communicate with the Board of Directors by contacting the Chairman, the chairs of the Audit, Compensation and Corporate Governance Committees of the Board, or any independent Director by sending a letter to the following address: The Davey Tree Expert Company, Corporate Secretary, 1500 North Mantua Street, Kent, Ohio 44240.
An interested party may also communicate concerns through other mediums as set forth in our Whistleblower Reporting Policy. A copy of our Whistleblower Reporting Policy is available on our Company's website at www.davey.com under the tab "Corporate Information" at the bottom of the page and then under "Corporate Policies," or by contacting the Corporate Secretary at The Davey Tree Expert Company, 1500 North Mantua Street, Kent, Ohio 44240.
All communications directed to our Board of Directors or Board Committees are reviewed and communicated with the appropriate Board member or members.
Transactions with Related Persons, Promoters and Certain Control Persons
Our Board of Directors has adopted a written policy regarding related party transactions. Under that policy, all transactions with or involving a related person must be disclosed to and approved in advance by the Corporate Governance Committee. Further, each officer and director is requested, on an annual basis, to confirm the existence of any related person transaction. Each such transaction must have a legitimate business purpose and be on terms no less favorable than that which could be obtained from unrelated third parties. Related party transactions are considered when determining if a director is deemed to be an independent director.
In 2017, no executive officer, director or director nominee was indebted to us or was a party to any transaction in which any related person would have a direct or indirect material interest. Further, no related person has proposed such a transaction. For purposes of this discussion, a related person is a director, a nominee for director, an executive officer, an immediate family member (including nonrelated persons sharing the same household) of any of these persons, or any entity controlled by any of these persons.
Environmental Stewardship
We understand our corporate responsibility is to maintain shareholder value through continued economic sustainability. In fulfilling this responsibility to our shareholders, most of whom are current or past employees or immediate family members or trusts of current or former employees, we are cognizant that economic sustainability is multifaceted. We understand that one facet relates to our environmental stewardship. As outlined in our 2016 Corporate Responsibility Report, which was published in 2017, we respect the connection between our services and our impacts on employees, clients, the natural environment and communities. We also have an Environmental Policy, which is available on our website at www.davey.com under the tab "Corporate Information" at the bottom of the page, then under "Corporate Policies." We will continue to monitor our activities as a responsible corporate citizen and review our business practices in light of our corporate responsibility.
Employee Ownership
In 1979, the Company was sold to its employees by the family and descendants of the Company's founder. At that time, in addition to the employees purchasing common shares of the Company, the Company formed an Employee Stock Ownership Trust ("ESOP"), which was later converted to the 401KSOP and ESOP Plan. The Company has remained largely employee-owned since the sale in 1979, and employee ownership remains a hallmark of the Company. Currently, the Company is one of the largest and oldest ESOP service firms in the United States.
In addition to offering employees a means to earn a paycheck and obtain employee benefits, employees have the opportunity to become shareholders of the Company. This has allowed the Company to grow and become a stable yet progressive institution. Our decisions regarding our business, our growth, and our compensation plans are directly influenced by our employee ownership nature.
Shareholder Proposals
The Company provides its shareholders with a process to submit shareholder proposals for consideration at the annual shareholder's meeting. Any shareholder who wishes to submit a proposal to be considered for a vote must follow the requirements set out in SEC Rule 14a-8, which include a shareholder owning at least $2,000 or 1% of Company common stock for at least one year by the date the proposal is submitted. Further, the proposal must be limited to 500 words.

The Davey Tree Expert Company - 2018 Proxy Statement

CORPORATE GOVERNANCE

Any shareholder who wishes to submit a proposal to be considered for inclusion in next year's Proxy Statement should send the proposal to us on or before December 6, 2018. Additionally, a shareholder may submit a proposal for consideration at next year's Annual Meeting of Shareholders, but not for inclusion in next year's Proxy Statement, if that proposal is submitted on or before February 19, 2019.
Business Conduct Policies
We have a Code of Ethics that applies to all of our employees and directors and we have a Code of Ethics for Financial Matters that applies to all employees and directors, but particularly those who oversee the preparation of our financial statements. We also have a Harassment Policy, an Equal Employment Opportunity Policy, an Environmental Policy and a Privacy Policy. These policies are available at our website, www.davey.com under the tab "Corporate Information" at the bottom of the page, then under "Corporate Policies," or by contacting the Corporate Secretary at The Davey Tree Expert Company, 1500 North Mantua Street, Kent, Ohio 44240.

2017 DIRECTOR COMPENSATION(1)

Director	Fees Earned or Paid in Cash(3)	Stock Awards	Total
Karl J. Warnke, Chairman(2)	$—	$—	$—
Donald C. Brown	54,000	35,974	89,974
J. Dawson Cunningham	60,000	35,974	95,974
William J. Ginn	53,000	35,974	88,974
Douglas K. Hall	62,000	35,974	97,974
Sandra W. Harbrecht	53,500	35,974	89,474
John E. Warfel	53,000	35,974	88,974

(1)	Prior periods have been adjusted for the two-for-one stock split, effective June 1, 2017.
(2)
Mr. Warnke retired on July 21, 2017 and did not receive compensation as a director until after that date. Mr. Warnke's compensation for services as a director is reported in the 2017 Summary Compensation Table. Mr. Covey is an employee and does not receive any compensation for services as director.

(3)
Directors may elect to defer all or part of their director fees in stock equivalent units (SEUs). Ms. Harbrecht and Messrs. Brown and Ginn have made such an election. SEUs are calculated by dividing the fee earned by the then current market price. SEUs will subsequently be valued for payment purposes at the market price in effect on the date of payment.

Effective as of July 22, 2017, we entered into an agreement with Mr. Warnke, Chairman of the Board of Directors, pursuant to which Mr. Warnke agreed to serve as non-executive Chairman through the conclusion of the 2018 Annual Meeting, to stand for re-election to the Board for a three-year term at the 2018 Annual Meeting, and to serve as Chairman for one additional year, until the 2019 Annual Meeting of Shareholders, subject to re-election by shareholders at the 2018 Annual Meeting. Consistent with the recommendations of Pay Governance, the Company agreed to pay to Mr. Warnke a one-time fee of $25,000 for transition-related services (including $7,500 for the then-regular Chairman of the Board retainer), which was paid in October. Otherwise, Mr. Warnke would receive regular director compensation as a non-employee director and reimbursement of all reasonable expenses incurred by him in the performance of his services. If Mr. Warnke died or became disabled at any time before the conclusion of the 2019 Annual Meeting of Shareholders (if re-elected by shareholders at the 2018 Annual Meeting) and, at the time of his death or the onset of his disability, he retained the position of Chairman of the Board, the Company would continue to make all payments described above to Mr. Warnke or his estate or beneficiary. It was also agreed that 50% of Mr. Warnke’s SARs awarded as of January 1, 2017 would be deemed to have vested as of July 21, 2017 and would be exercisable by Mr. Warnke in accordance with their other terms at any time before October 21, 2017. With regard to Mr. Warnke’s PRSUs awarded as of January 1, 2017, it was agreed that Mr. Warnke’s final award reflecting the determination of the Company’s “return on average invested capital” for 2017 would be determined on the basis of a target award of 1,700 PRSUs. The Company and Mr. Warnke also agreed that Mr. Warnke’s final award for fiscal 2017 under the MICP would be calculated with reference to a target MICP award amount of $290,900, and Mr. Warnke’s discretionary annual bonus for 2017 (payable in 2018) would be $55,000 (calculated at 50% of Mr. Warnke’s actual discretionary bonus for 2016, paid in 2017). Mr. Warnke exercised his SARs referenced above in October 2017.
The aggregate number of all vested and unvested (exercisable and unexercisable) Stock Appreciation Rights, or SARs, awards and unvested DRSU awards for each director, outstanding as of December 31, 2017, is set forth in the following table.

Director(1)	SARs (Exercisable and Unexercisable)	DRSU
Donald C. Brown	—	3,511
J. Dawson Cunningham	13,332	4,308
William J. Ginn	18,666	4,308
Douglas K. Hall	18,666	4,308
Sandra W. Harbrecht	14,220	4,308
John E. Warfel	18,666	4,308

(1)	Mr. Warnke had no outstanding awards as of December 31, 2017.

The Davey Tree Expert Company - 2018 Proxy Statement

2017 DIRECTOR COMPENSATION

Compensation of Directors
The current compensation structure for nonemployee directors is designed to fairly pay directors for work required based on our size, scope and industry. The primary goal of the directors is to enhance the long-term interests of our shareholders by establishing company-wide general goals and objectives and identifying executive officers capable of carrying out those goals and objectives. In order to align director compensation with these objectives, the Compensation Committee reviews director compensation and recommends changes to the Board. To assist with this review, the Board periodically directs the Company to engage Pay Governance, an independent compensation consulting firm, to review and evaluate director compensation. Pay Governance assists us in fostering a framework for director compensation based on market conditions, our compensation philosophy, and comparisons to companies of similar size and complexity. A review by Pay Governance was completed in 2017 and another review is scheduled to occur in 2019.
2017 Director Compensation
In 2017, we paid nonemployee directors a fee of $40,000 per year, plus $1,000 for the first and $500 for each additional board or committee meeting attended on the same day, plus reasonably incurred travel and lodging expenses. Committee Chairs received an additional retainer as follows: Audit Committee Chair - $8,000/year; Compensation Committee Chair - $6,000/year; and Governance Committee Chair - $5,000/year. Mr. Warnke, as non-employee Chairman of the Board, received a one-time fee of $25,000 for transition-related services through the 2018 Annual Meeting (including $7,500 for the then-regular Chairman of the Board retainer), which was paid in October 2017.
Each nonemployee Director receives an annual stock award grant of Director Restricted Stock Units ("DRSU") equal to a fixed amount of $36,000. In 2017, the annual grant, at the then-fair value price of $17.60, equaled 2,045 units awarded to each Director. The number of DRSUs associated with the award will fluctuate based on the fair value price of the Company's common shares; however, the value of $36,000 will remain constant. The award will vest over three years and vesting will accelerate upon retirement. Beginning with the 2017 award, an award may be paid in one-to-five-year installments, but must be paid in full by age 75.
Directors may defer all or part of their fees in cash or stock equivalent units until their retirement as directors.
2018 Director Compensation
Effective January 1, 2018, in accordance with Pay Governance’s recommendations, board and committee meeting fees were eliminated, unless there are more than 20 meetings per year, in which case the fee would be $1,000 per meeting. The meeting fees have been replaced with an increased retainer of $55,000 for a non employee director’s service on our board, and the Audit Committee Chair’s retainer was increased to $10,000 per year.  The retainers for the Compensation Committee Chair, Governance Committee Chair and Chairman of the Board remained unchanged.  Directors will continue to be reimbursed for their reasonable business expenses such as travel and lodging in connection with their attendance of our board meetings.

The Davey Tree Expert Company - 2018 Proxy Statement

OWNERSHIP OF COMMON SHARES(1)
The following table shows, as of March 16, 2018, the number and percent of our common shares beneficially owned by each nominee, director, and officer listed in the "2017 Summary Compensation Table," and all directors and officers as a group.

Name	Number of Shares (3)(4)(5)(6)	Percent(4)(7)
Karl J. Warnke, Chairman(2)	971,839	3.98%
Patrick M. Covey(2)	272,851	1.11%
Donald C. Brown	10,733.04%
J. Dawson Cunningham	60,260.25%
William J. Ginn	40,866.17%
Douglas K. Hall	119,891.49%
Sandra W. Harbrecht	82,526.34%
Catherine M. Kilbane	—	—%
John E. Warfel	47,753.20%
Joseph R. Paul	179,465.73%
James F. Stief	453,491	1.85%
Dan A. Joy	180,292.74%
Brent R. Repenning	83,269.34%
19 directors, director nominee and officers as a group, including those listed above	3,492,644	14.28%

(1)	Prior periods have been adjusted for the two-for-one stock split, effective June 1, 2017.
(2)	Mr. Warnke retired as Chief Executive Officer, and Mr. Covey became Chief Executive Officer, both effective July 21, 2017.
(3)	Other than as described below, individuals who have beneficial ownership of the common shares listed in the table have sole voting and investment power over these shares.
(4)
The following persons share voting and investment power with a spouse with respect to the following number of shares: Mr. Warnke, 289,930; Mr. Hall, 80,774; Mr. Stief, 115,298; and Mr. Repenning, 9,652. Mr. Warfel shares voting and investment power with his spouse and daughter with respect to 11,038 shares.

(5)
Includes shares allocated to individual accounts under our 401KSOP and ESOP Plan for which the following executive officers have sole voting power as follows: Mr. Covey, 11,565 shares; Mr. Paul, 7,150 shares; Mr. Stief, 52,304 shares; Mr. Joy, 87,567 shares; Mr. Repenning 4,907 shares; and 559,296 shares by all officers as a group.

(6)
These numbers include the right to purchase common shares on or before May 15, 2018 upon the exercise of outstanding stock options: Mr. Covey, 38,000 shares; Mr. Paul, 20,600 shares; Mr. Stief, 20,500 shares; Mr. Joy, 15,800 shares; Mr. Repenning, 15,200 shares; and 199,190 common shares by all directors and officers as a group. These numbers also include the right to purchase common shares on or before May 15, 2018 upon the exercise of outstanding stock appreciation rights: Mr. Covey, 119,220 shares; Mr. Paul, 73,560 shares; Mr. Stief, 59,800 shares; Mr. Joy, 22,300 shares; Mr. Repenning, 26,000 shares; and 509,950 common shares by all directors and officers as a group, and the right to purchase common shares on or before May 15, 2018 upon the exercise of Stock Rights under the Stock Subscription program: Mr. Covey, 1,258 shares; Mr. Paul, 2,508 shares; Mr. Repenning 2,757 shares; and 26,628 common shares by all directors and officers as a group.

(7)
Percentage calculation based on total shares outstanding plus the options and rights exercisable by the respective individual on or before May 15, 2018, in accordance with Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended.

To our knowledge, as of March 16, 2018, no person or entity was an owner, beneficial or otherwise, of more than five percent of our outstanding common shares. Argent Trust Company, trustee of the 401KSOP and ESOP Plan, 1100 Abernathy Road, 500 Northpark, Suite 550, Atlanta, GA 30328, had, as of March 16, 2018, certain trustee-imposed rights and duties with respect to common shares held by it. The number of common shares held in the 401KSOP and ESOP Plan as of March 16, 2018, was 6,470,524 or 26.49% of our outstanding common shares.

The Davey Tree Expert Company - 2018 Proxy Statement

OWNERSHIP OF COMMON SHARES

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of our common shares to file reports of ownership and changes in ownership of our common shares held by them with the SEC. Currently, we file these reports on behalf of our directors and executive officers. Based on our review of these reports, we believe during the year ended December 31, 2017, all reports were timely filed, other than Form 4 filings for each of Lawrence S. Abernathy, Christopher J. Bast, Marjorie L. Conner, Patrick M. Covey, James Edgar Doyle, Gregory M. Ina, Dan A. Joy, Steven A. Marshall, Brent R. Repenning, Joseph R. Paul, Thea R. Sears, James F. Stief, Nicholas R. Sucic, Mark J. Vaughn and Karl J. Warnke, which incorrectly reported the grant date of certain PRSUs and SARs (and in the case of Mr. Sucic, the grant of shares pursuant to the Management Incentive Plan) to our executive officers as March 14, 2017, rather than March 3, 2017.

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
The Compensation Discussion and Analysis section of the Proxy Statement discusses the compensation of the NEOs and includes an overview of 2017's business environment and company performance, as well as a description of the major elements of the Company's executive officer compensation plans and programs, and the factors that are considered in making compensation decisions.
The Compensation Committee of the Board of Directors, which is composed entirely of independent, nonemployee directors, assists the Board of Directors in carrying out its responsibilities for management succession matters, for developing, approving and administering the Company's executive officer incentive and benefits programs, for establishing the base salary for the Chief Executive Officer, and for recommending director compensation. In this role, the Compensation Committee's objective is to align executive officer compensation with the interests of the Company's shareholders.
Financial Performance Overview
2017 Financial and Operating Highlights
We delivered impressive results in 2017. We finished the year with record revenue and strong growth while preserving profitability. Revenues increased $70,280,000 or 8.3%, and income from operations was $47,005,000, an increase of 3.6% from 2016. Although the Company faced unique challenges in 2017 dealing with environmental issues arising from wildfires, floods and hurricanes, the majority of our divisions provided strong performances. We continued to implement the Company’s Vision 2020 growth and value strategy, and we are poised to achieve $1 billion in revenue by 2020. We also completed several business acquisitions in strategic geographic regions and markets in 2017.
We consistently return significant value to our shareholders in the form of dividends and repurchases of our stock. Dividends paid in 2017 totaled $2,513,000 and repurchases of stock totaled $32,194,000.
The following graphs shows our company’s performance for key financial measures over the past three-year period.

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The following performance graph compares cumulative total shareholder returns for our common shares during the last ten years to the Standard & Poor's 500 Stock Index (the "S&P 500") and to an index of selected peer group companies. Our Peer Group, which is the same group used by our independent stock valuation firm, consists of: ABM Industries Incorporated; Comfort Systems USA, Inc.; Dycom Industries, Inc.; MYR Group Inc.; Quanta Services, Inc.; Rollins, Inc.; and The Scotts Miracle-Gro Company. Each of the three measures of cumulative total return assumes reinvestment of dividends.
The Company continues to achieve its objective of providing increased shareholder returns for our common stock that is historically better or comparable to those achieved by our peer group or the S&P 500.

	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Davey	100	105	107	120	130	154	177	203	222	240	262
S&P 500 Index	100	63	80	92	94	109	144	163	166	186	226
Peer Group	100	78	89	108	111	121	159	162	170	243	297

Changes in Executive Compensation
In 2017, the Compensation Committee amended the Management Incentive Compensation Plan (the "MICP") to remove the stock component of the plan award. Under the previous plan, 10% of a participant’s award greater than $25,000 was paid in shares of the Company’s common stock and the participants could elect to receive up to 100% of their award in shares of Company’s common stock. Awards paid in 2018 for 2017 operating performance instead are paid 100% in cash.

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Elements of Executive Compensation Structure and Components
Aligning Compensation to Company Performance and Shareholder Value
Our compensation philosophy is to drive and support the Company's business goals by recognizing the attainment of measurable performance and the achievement of approved goals and objectives. In addition, we regularly assess whether the Company's compensation structure establishes appropriate incentives for management and employees, and validate that awards are made with due consideration of balancing risks and rewards.
To drive this philosophy, a significant part of the compensation for senior executives is tied to Company performance or achievement of certain goals and, therefore, is not guaranteed. If the Company or an executive fails to perform within established parameters for a given fiscal year, incentive compensation may be changed, reduced or eliminated.
We believe our executive officer compensation programs are closely aligned with the interests of the Company's shareholders. Among other things, as discussed more fully in the Annual Incentive Compensation Plan caption of this Section, a significant portion of the NEOs' annual pay is comprised of the MICP payment. The weighting toward MICP payments is designed to link a substantial percentage of the NEOs' pay to goal achievements and Company performance. In order to also focus management's attention on the future growth and development of the long-term performance of the Company, incentives reflect competitive market levels and practices, and focus on longer-term financial performance, sustainability, and strategic development of the Company.
For 2017, executive management objectives included revenue, operating profit, growth, acquisitions and management succession goals. With regard to these objectives, in 2017, the Company's revenues were a record high and increased 8.3% over the prior year. Operating profit (a non-GAAP measure as defined in this Proxy Statement) was $56,760,000 in 2017 and the Company achieved an operating profit percentage of 6.2%. Moreover, the Company completed several acquisitions and each NEO was engaged in the management succession planning, both with the assistance of the Board of Directors and with other officers and managers of the Company.
Objectives of Compensation Structure and Components
The main objectives of the compensation programs are to:

•	attract and retain qualified personnel;

•	reward personnel for achieving recognized goals and objectives;

•	generate a fair return to shareholders on their investment; and

•	utilize the compensation structure to align with the Company's culture, business objectives and employee ownership structure.
In order to meet these objectives, we design the Company's compensation programs such that shareholders' interests are advanced before we approve any incentive payments to the executive officers. To the extent that the efforts of the executive officers result in higher earnings and enhanced shareholder value, we believe our officers should be rewarded. As a result, we intend for the compensation programs to create a significant incentive to properly manage the Company, which in turn will create long-term benefits for shareholders without encouraging the taking of excessive risks that could be detrimental to the growth of the Company or the interests of its shareholders.
Our executive compensation program provides a balanced mix of salary, incentive bonuses and equity awards. By creating a compensation program that includes both long- and short-term goals and targets, we believe that each element of the overall program, comprised of base salary, annual cash incentive plan awards, and longer-term stock options, stock appreciation rights, and performance-based restricted stock units, complements and rewards annual performance, as well as promotes long-term viability, growth and shareholder value. Awards are not grossed-up or otherwise adjusted to account for its tax consequences, and the calculation of awards under the programs is established, except as otherwise indicated, based on U.S. GAAP financial measures consistent with our audited financial statements. Additionally, to retain and attract qualified executive and management talent, the Board has approved several retirement benefit plans.
We understand that compensation programs should be designed to reduce the opportunity for participants to take unnecessary risks to the detriment of the shareholders or the Company's future viability. We have designed the executive compensation programs to address these risks and minimize the opportunity for any individual to manipulate or undermine the programs. We have accomplished this by tailoring the programs to incorporate measurable objectives. These objectives include plan and targeted objectives including revenues, operating and pre-tax profit, organic and acquisition growth, cash flow, and return on invested capital. The objectives also include certain non-financial measures such as management succession, including identifying and cultivating future managers and executives that are set in advance and reviewed periodically by the Board. Annual bonus-based calculations, and goals and

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

responsibilities set jointly by the Compensation Committee with input from the CEO, are approved by the Board. Further, the Board reviews and approves all executive bonus payments. We implemented these programs in part to reduce the opportunity for manipulation during economic downtimes or financial turmoil. Thus, the Board determined, except as indicated in this discussion, no significant material changes were necessary to preserve the integrity of the programs.
Role of Independent Compensation Consultants
To ensure that our compensation programs continue to meet our philosophy and are responsive to economic changes, the Compensation Committee periodically retains outside consultants to assess the Company's compensation programs. The Compensation Committee also meets frequently with the CEO to obtain management's recommendations on compensation issues; however, Company management personnel are not involved in approving executive compensation programs. The Company retained Pay Governance, an independent consulting firm, to provide a review of the officer compensation structure in 2017, which had been previously reviewed and updated in 2015. The next review and analysis is scheduled to occur in 2019.
Pay Governance does not provide other services to the Company, is not dependent on the Company as a material source of revenue, has no personal or business relationships with any member of the Compensation Committee or executive officers of the Company, and does not own any Company stock. Thus, the Compensation Committee concluded that no conflict of interest exists with respect to the services provided by Pay Governance.
After considering the information provided by Pay Governance, the Compensation Committee determined that no significant changes were necessary to the Company's overall compensation structure. The Compensation Committee will continue to review all aspects of the compensation, taking into account our commitment to align executive compensation to augment shareholder value and positive financial results and will make changes as necessary to reflect pertinent market, economic and competitive conditions.
2017 Shareholder Votes on Executive Compensation
In 2017, the Company's shareholders approved, on an advisory, nonbinding basis, the compensation of the NEOs by an overwhelming majority (the so called "say-on-pay" vote). Specifically, as a percentage, 93.0% of the shares voted were to approve the compensation. Given the strong level of shareholder support, the Board of Directors determined that no material changes to the Company's compensation plans were necessary as a result of the 2017 say-on-pay vote. Nonetheless, as has been our practice, we regularly evaluate these plans and recommend changes, as we deem appropriate. The Board of Directors and the Compensation Committee value the opinions of the Company's shareholders and will continue to evaluate any concerns raised by the shareholders regarding executive compensation.

Also at the 2017 annual meeting, the Company’s shareholders cast an advisory vote to review executive compensation every three years, and the recommendation was adopted by the Board of Directors. The next say-on-pay vote on the NEO compensation is expected to occur at the 2020 Annual Meeting of Shareholders.  The next shareholder vote of the frequency of future votes on the compensation of our NEOs (the so called “vote on the frequency of say-on-pay”) is expected to occur at our 2023 Annual Meeting of Shareholders.

Although both of these shareholder votes are on an advisory, nonbinding basis, we consider the results to be a strong affirmation of the actions taken by the Board of Directors in establishing the compensation plans for the NEOs and will continue to monitor the shareholders' opinions regarding executive compensation.
Executive Compensation
Elements of Executive Compensation
The Compensation of the NEOs outlined in the Proxy Statement is a combination of realized and realizable pay. We define realized pay as compensation that is actually awarded to an NEO, or paid on that NEO's behalf, as a result of the performance or achievement of certain goals and objectives for a given year. We define realizable pay as the potential value of payments that may be awarded over specific periods of time in the future. The Company is required to value realizable pay, even though it is not yet available to the NEO, at a specific point in time, either at the time of the potential award or as of the end of the fiscal year. Depending on a number of factors, including the long-term increase in shareholder value, these contingent future payments may be more or less than the value assigned to these awards in this Proxy Statement.
As one of the oldest ESOP service companies in the United States, our compensation plans are developed in part with the objective of retaining and fostering employee ownership. Thus, many aspects of our compensation plans, including the annual incentive

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

compensation plan, as well as the granting of stock options and stock appreciation rights, were developed to promote employee ownership through company performance and enhanced shareholder value.
The compensation plans discussed in the Proxy Statement, as well as their category, are as follows:

REALIZED PAY	REALIZABLE PAY
(payment and compensation)	(potential payments and opportunities)

Base Salary	Stock Options
Annual Incentive Compensation Plan	Stock Appreciation Rights
Supplemental Bonus Plan	Performance-Based Restricted Stock Units
Perquisites	Qualified Retirement Plan
Nonqualified Retirement Plans
Each element of the NEOs' compensation, including additional information regarding the alignment of pay and performance for each program, is discussed in more detail below.
Base Salaries
Although not tied to a specific benchmark or pre-determined formula, we pay executive officers a base salary that generally is near 90% of the market "midpoint" for similar positions at companies of approximately our same size and complexity. Similarly, we have not established a unique peer group for compensation competitiveness studies. However, we periodically retain Pay Governance to determine the adequacy of base salaries, as well as all other compensation of the Company's executive officers. This review includes examining market data as part of its evaluation process. We engaged Pay Governance to review compensation in 2017, with the next review scheduled to occur in 2019.
In addition, we evaluate the CEO based on the Company's annual performance, as well as other performance objectives as established by the Compensation Committee, including demonstrated capabilities, scope of responsibility, experience, expertise, achievement of results, and development of management employees. These other objectives can and do change annually and may incorporate such things as management succession activities, board governance issues and other objective and individual measures of significance to the Company. For 2017, these measures included meeting a specified operating profit target, achieving sales growth consistent with the Vision 2020 development plan, and obtaining a specified average invested capital. Other considerations included targeted acquisitions in selected markets and ongoing management succession planning. Annually, the salaries of other executive officers are reviewed by the Compensation Committee with the CEO to determine merit and performance increases based on the CEO's evaluation, as well as our evaluation. The Compensation Committee also has the opportunity to interact with senior executives at various times during the year, which aids in our assessment of each individual's performance.
The base salary disclosed in the "2017 Summary Compensation Table" on page 32 for each NEO in 2017 and prior years reflects the philosophy outlined above as it relates to executive compensation. The increase in their 2017 over 2016 base salary reflects the NEOs' achievement of the specific objectives noted above, as well as adjustments based on the results of the 2017 Pay Governance studies to continue to align executive compensation with similar industry objectives.
Annual Incentive Compensation Plan
To align executive officer compensation with the interests of the Company's shareholders, we have established a policy whereby a significant portion of the NEOs' compensation is contingent on the Company's profitability. Under the MICP, the executive officers and other key personnel have an opportunity to earn an incentive bonus award based primarily on annual operating profit achieved; an assessment considered to be a significant measure of financial success for the Company and the shareholders. Consistent with the Board's objective of linking performance to compensation, for the NEOs, these incentive awards at the "target" level, approximate 70% to 85% of a participant's total annual base salary. In addition, there are approximately 40 other employees eligible for an incentive award of between approximately 25% and 50% of total annual base salary. In addition to the mathematical calculation under the plan formula, we have the option to consider other relevant factors, as determined by the Board, in setting the NEOs' final incentive awards. Such factors might include segment performance or achievement of individual financial or nonfinancial goals. We also may consider extraordinary or nonrecurring events affecting the annual results, as well as the achievement of nonfinancial goals, such as management succession or customer benchmarks, in evaluating the achievement of performance targets. The amount of the bonus awards will increase the closer the actual results are to the target.

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The MICP was designed with Pay Governance's assistance to be competitive at or above market median levels and the MICP percent of total annual salary range for each NEO is based on that NEO's duties and responsibilities for certain segments and operations of the business. The Board establishes, as a percentage of revenue, a target operating profit percentage each year, calculated as described below. To the extent that the target operating profit percentage is overachieved, the NEO's incentive award will increase. At 120% of the annual target, the formula is increased such that 150% of the normal target percentage of base salary is granted. At or above 121% of the annual target, an amount equal to 25% of the excess operating profit over 120% of our annual target is added to the annual incentive pool. However, in no event will the annual incentive payments for all participants be greater than 15% of the actual operating profit for that year. If the Company's actual operating profit percentage is below 80% of the annual target as set by the Board, generally no incentive bonus awards are paid.
For a given year, each NEO has a target bonus percentage set between 70% and 85%. For 2017, NEO target bonus percentages were set by the Compensation Committee pursuant to the 2017 Pay Governance study and were as follows: Mr. Covey -- 85%, and all other NEO's -- 70%. Each NEO is then evaluated for achievement of the goals and objectives described above and a NEO's failure to achieve these goals and objectives may impact the NEO's incentive award.
For 2017 and 2016, the target operating profit percentage was set at 6.2%. The operating profit percentage actually achieved for fiscal years 2017 and 2016 was 6.2% and 6.1%, respectively. The target operating profit percentage was determined based on a number of factors, including competitive, economic and environmental factors. While this percentage is deemed to be aggressive, we continue to believe that even with the current economic and regulatory pressures, and considering unforeseen developments, it is achievable. Incentive awards are calculated after year-end financial results are reviewed, and no award is paid until the annual financial statements are certified by the Company's independent auditors and approved by the Compensation Committee and the Board.
The operating profit percentage is calculated by dividing operating profit by revenues. Operating profit, a non-GAAP financial measure, is defined as income from operations as presented in the Company's financial statements prepared under U.S. GAAP adjusted to exclude: administrative incentive compensation expense; pension expense; stock-based compensation expense; excess declining-balance depreciation method expense over straight-line method depreciation expense; and gains and losses on the sale of assets. The number is further adjusted to include state and local income taxes and to remove the effect of any item deemed an extraordinary or nonrecurring event. Although we have not developed a pre-determined list of such events, it could potentially include a phenomenal weather event, terrorist attack, or restructuring of an operating unit. We also consider the achievement of non-financial goals or objectives, such as successful management succession. We use the non-GAAP measurement of operating profit because we believe these measurements reflect those items that are directly within the executive's control and responsibilities. As reflected in the "2017 Summary Compensation Table" on page 32, due to the actual operating profit percentage being higher than in 2016, the payments to all NEOs were higher than in the prior year with the exception of Mr. Warnke. Mr. Warnke's payment was in accordance with the terms of his agreement with the Company.
Management Supplemental Bonus Plan
Because of a high level of performance expected from the NEOs, we implemented the Management Supplemental Bonus Plan ("MSBP"). The Compensation Committee determined that this plan was an important part of recognizing those, who by virtue of their level of responsibility and proven results, bring added value to the organization and achieve results despite continued regulatory, contractual, and economic pressures. More specifically, the NEOs have direct responsibility to implement the Company's Vision 2020, a plan to drive shareholder value by increasing revenues and enhancing operating margins through a focus on client loyalty and employee engagement. Bonuses under the MSBP are not subject to a predetermined set of metrics or benchmarks, but the MSBP is approved annually by the Board and is generally paid in January of each year. Vision 2020 continues to be implemented by the NEOs, as well as other management personnel, through a series of initiatives to implement strategies related to smart growth, client service, employee strength, brand awareness and financial sustainability. Payments to the NEOs under the MSBP are reflected in the "2017 Summary Compensation Table" on page 32.
Perquisites
NEOs qualify for certain perquisites as described in footnote 8 to the "2017 Summary Compensation Table" on page 35. Many of these perquisites, including the health plan, long-term disability plan, personal tax preparation fees, and the management car plan, are made available to other officers and management employees of the Company. We believe these perquisites are appropriate to attract and retain qualified personnel and to provide additional incentives to enhance management's performance and commitment.

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Other Bonus Plans
We also paid discretionary bonuses to many office personnel and paid bonuses under various retention, production and sales programs to eligible field employees.
Long-Term Incentive Compensation
Stock Options
The principal objective of our long-term incentive program is to reward employees for achieving positive long-term results that increase the value of the Company's stock, as well as to dissuade management from concentrating solely on annual results. By awarding certain employees nonqualified stock options ("NQSOs") and providing opportunities for employees to acquire stock through other stock programs, including the Employee Stock Purchase Program and the Stock Appreciation Rights program described below, we are aligning the long-term value of the stock price with potential financial gains for employees and executives.
Stock options generally vest in equal installments over five years, beginning on the first anniversary of the grant date. These options provide NEOs and other leading managers with the opportunity to acquire common stock over time at a price that is fixed, based on the stock valuation price as of the date of grant. Each option has a limited term, generally expiring no later than ten years from the date of grant. At the end of the option term, the right to purchase any unexercised options expires. Except as described below, option holders generally forfeit any unvested or unexercised options if their employment with the Company terminates.
In the case of a retirement by an option holder, the retiree may exercise vested stock options within three months after the date of retirement. If an option holder dies or is permanently disabled while employed by the Company, or within three months following the date of the option holder's retirement, the option holder, or option holder's representative, has the right to exercise any vested stock options within one year after such event. Also, we may accelerate unvested options to become immediately exercisable, in-full or in-part, upon death, permanent disability or retirement, provided the option holder has completed at least one year of continuous service. If the option holder's termination is due to any reason other than those listed above, the option holder may exercise any vested stock options within the three-month period after the date of termination, but only with our consent or that of the Board or the CEO. The right to exercise a stock option in these limited circumstances would not result in an extension of that stock option's initial expiration date.
We have periodically granted options, taking into account the amount of options currently outstanding, the period of time between grants and changes within management positions, as well as overall performance of the Company and the performance of individual grantees. Option grants take into account the achievement of certain goals and objectives, including rewarding management employees for their efforts to maintain or replace contracts, identify new business opportunities, developing a labor and talent pool, and sustaining existing business; as well as the ability to address ever-expanding regulatory burdens and requirements from local, state and the federal governments. Moreover, although we make the final decision, we may solicit input from our senior executives regarding the performance of other officers and employees.
If the stock value increases after the grant of options, the option becomes more valuable. This accomplishes two objectives. First, except as described above, the employee must remain employed over the vesting period. This requirement provides an incentive for the option holder to remain employed by the Company. Second, it ties a significant component of the employee's compensation to the interests of all shareholders by focusing executive officers on longer-term results. After considering alternatives to the practice of periodically granting options, and after concluding that granting options is consistent with the goals and objectives of the Company's compensation plans, we granted stock options in each of the last five years. Outstanding options granted to NEOs, including the NQSO granted in 2017, are reflected in the "Outstanding Equity Awards at 2017 Fiscal Year-End" beginning on page 36.
In general, stock option grants to nonexecutive employees occur in the same way as grants to executive officers. Consistent with this practice, stock options grants were made to other officers and management employees in 2017.
Stock option grants are not specifically timed to enhance overall executive compensation, and we do not time grants to make up for any shortfalls in annual incentive or other benefit payments. We have not intentionally timed the grant of stock options to coincide with the release of material nonpublic information, and any policy adopted by us will address the prohibition of timing option grants in relation to the release or existence of material nonpublic information. We will continue to review the appropriateness of granting options, as well as considering other methods to reward managers for the achievement of goals consistent with the Company's growth and shareholder value.

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Stock Appreciation Rights
Under the Stock Appreciation Rights ("SARs") program, eligible employees receive annual grants of stock-settled stock appreciation rights. The award level for each participant in the plan is based on that participant's scope of responsibilities and the ability to achieve success given these responsibilities. As a participant in the SARs program is provided with the opportunity to undertake more responsibility for the success of the Company, that participant may be granted a greater number of rights or units; however, the overall performance of the Company will continue to determine the number and value of the rights or units granted to all participants. The Compensation Committee, with input from the CEO, establishes the targets based on the participant's responsibility and position. Since this program will reward sustained stock value improvement over time, similar to the stock option program, we anticipate that this program furthers our objective to align the long-term value of the Company's stock price with financial incentives for the NEOs, officers and managers. Under the plan, SARs are used to acquire common shares based on the appreciation in the stock price multiplied by the number of SARs awarded. The appreciation is calculated by subtracting the stock price at the date of grant from the stock price at the date of redemption. SARs vest at the rate of 20% per year and are automatically deemed exercised on the tenth anniversary of the effective date of the grant. As with options, SARs were awarded in 2017 based on our review and analysis of Company and NEO performance, including sales growth, successful acquisition integration, cash flow and return on invested capital. Grants to the NEOs in 2017 are detailed in the "2017 Grants of Plan-Based Awards" table on page 34.
Restricted Stock Units and Performance-Based Restricted Stock Units
In 2013, we froze the time-based and performance-based restricted stock awards and replaced them with the Performance-Based Restricted Stock Unit Plan ("PRSUs").
PRSUs are granted to NEOs pursuant to the long-term performance plan available to officers and selected managers. This is consistent with the market practices utilized by other companies similar in size and in accordance with an updated approach to long-term incentives. Further, we believe that return on invested capital inherent in the PRSU awards is an appropriate measure of corporate performance because achievement of these targets would increase shareholder return and provide expansion opportunities for the Company.
The level of an award of PRSUs under the long-term performance plan is made each fiscal year based on the return on average invested capital ("ROAIC"), the levels of which were set based on an analysis of industry benchmarks. The ROAIC is calculated as "EBIT" divided by Average IC where:

EBIT =	Net income + taxes + interest + cost of any pension settlement expense (net of tax)
IC =	Net worth (total assets less total liabilities) + funded debt (defined as long-term debt, current debt and current/long term capital leases)
Average IC =	Beginning IC at January 1, 2017 + Ending IC at December 31, 2017, divided by two
The ROAIC for receiving the maximum award is currently set at 24%, the same as it was when first established by the Board in 2004. Further, if the ROAIC is 8% or less, there will be no PRSU awards. Achieving a ROAIC of more than 8%, but less than 24%, will result in a participant receiving a portion, but less than the full value, of the available PRSU grant. The actual ROAIC achieved in 2016 was 17.04%, which resulted in 56.53% of potentially available PRSUs being awarded in 2017.
PRSUs vest five years from the date of grant but will not generally be paid until retirement or qualified termination. We designed the PRSU awards to retain executive talent by enhancing long-term retirement benefits and established the award levels based on job responsibilities and performance. Except as it relates to the calculation, PRSU awards are not based upon or in any way contingent upon the participant's compensation package. Each NEO received the PRSU award as set forth in the column labeled "All Other Stock Awards" in the "2017 Grants of Plan - Based Awards" table on page 34.
Qualified Retirement Plan
The Company's executive officers, as well as other eligible employees, are entitled to participate in the qualified retirement plan. The plan, the 401KSOP and ESOP Plan ("401K"), was set up pursuant to ERISA regulations and seeks to provide every employee with the opportunity to accumulate funds for retirement.

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Under the 401K, an employee who is a noncollective bargaining employee, who is at least 21 years old, and has completed one year of continuous service, is automatically enrolled in the 401K. The employee may then elect to opt out of the 401K, and participants can suspend contributions at any time. Participant contributions are on a before-tax basis and the Company makes an annual contribution in Company stock equal to 100% of the first 1% percent and 50% of the next 3% percent of the participant's W-2 wages, subject to the Internal Revenue Service ("IRS") limit of $275,000 in 2018 and $270,000 in 2017, which is the government-imposed annual compensation limit required for qualified retirement plans. This represents a potential maximum contribution of 2.5%. Participant contributions are always 100% vested, and Company contributions become 100% vested after three years of continuous service, or upon death, permanent disability or retirement of a participant. The 401K offers a variety of investment options with varying levels of risks and returns for the participant's contributions; however, the participant's investment in Company stock is limited to 25% of the participant's annual contributions. The value of the account eligible for distribution is the vested investment value at the time of distribution, and there is no guarantee of any rate of return or investment value.
As described in previous filings, The Davey Tree Expert Company Employee Retirement Plan ("ERP") was frozen effective December 31, 2008. Under the frozen ERP, benefits currently being paid to retirees will continue and benefits accrued through December 31, 2008 for employees covered by the ERP will not be affected. However, no further benefits will be accrued under the ERP. Thus, eligible participants who retire will still choose the same payment options and forms of retirement, beginning as early as age 55. The value of each of the NEOs' ERP benefit is included in the "2017 Pension Benefits" table on page 40.
Non-Qualified Retirement Plans
The non-qualified retirement plan is The Davey Tree Expert Company 401KSOP Match Restoration Plan ("Match Plan").
Pursuant to the Match Plan, an employee who has elected to contribute the maximum amount to the 401K, but who was precluded by Internal Revenue Code ("IRC") restrictions from receiving the full matching contribution paid by the Company, is eligible to participate in the Match Plan. The Match Plan allows the eligible employee to accumulate an amount that could have been matched if the IRC restrictions had not been in effect. Each participant has two potential match criteria. If the participant is unable to contribute the full matching percentage permitted, the Company will increase the participant's Company match such that it, when added to the match under the 401K, will equal 50% of the permitted percentage. Further, the Company will contribute an amount equal to 50% of 3% for any amount above the maximum compensation level, which is set at $270,000 and $275,000 for 2017 and 2018, respectively. The Company maintains an account record for each employee who meets these criteria to reflect that employee's interest in the Match Plan. Interest on each account record is accrued annually on December 31. On March 3, 2017, the Board approved an amendment to the Match Plan, effective as of January 1, 2017. The amendment provided for (1) a change in the definition of a participant to limit new entrants to those individuals designated as a participant in our Long Term Incentive Plan and (2) a change in the interest rate for employee accounts maintained under the Restoration Plan from seven percent per annum to the rate in effect under our payroll savings program.
The Davey Tree Expert Company Retirement Benefit Restoration Plan ("Restoration Plan") was frozen effective December 31, 2008. After being frozen, no benefits were added to the plan; however, the benefit accruals for the participants in place prior to the plan being frozen continue to be actuarially determined on an annual basis.
In 2013, the Board of Directors elected to close the Supplemental Executive Retirement Plan ("SERP") to future participants. When the SERP was closed, the decision was made to allow current participants to continue to earn limited benefits because, at the time, these participants had relied on the provisions of this plan in making retirement planning and timing decisions. In keeping with our decisions related to the ERP and Restoration Plan, no further accruals under the SERP were made for any NEO after 2015. Further, in December of 2016, we set the annual SERP retirement benefit for the three remaining active participants. This allowed us to set the Company's future liability for retirement payments to these participants at a fixed amount per year.
Payments made under these plans will be made from the Company's general assets.
The present value of the NEOs' nonqualified retirement plans is presented in the "2017 Pension Benefits" table on page 40.
Other Benefit Plans
Other benefit plans that are available to all eligible employees, including NEOs, consist of, among others, the Employee Stock Purchase Plan, the payroll savings plan, the group health insurance plan, the disability plan, the life insurance plan, the dental and vision insurance plans, and the vacation and paid-time-off plans.
With regard to the purchase and sale of stock, other than as described above or in plan documents, executive officers may generally purchase stock on the same basis as any other employee, either through the Employee Stock Purchase Plan or through direct purchase.

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Board of Directors Authority
The Board retains the authority to determine eligibility and participation by employees in the plans. Further, except as described above, even though it has no current plan to do so, the Board may amend the plans, and change the costs and the allocation of benefits between persons and groups.
Employment, Termination and Change in Control
Employment
Although we consider the NEOs integral to the Company's success, no NEO or other executive officer has an employment or severance agreement with the Company. The agreement with Mr. Warnke, Chairman of the Board of Directors is described in "2017 Director Compensation."
Insider Trading Policy / Pledging / Clawback / Stock Redemption Policy
For many years, we have had an Insider Trading and Public Disclosure Policy in place that prevents NEOs, other officers and management personnel from conducting Company stock transactions based on insider information of any kind. Under this policy, certain persons cannot engage in stock transactions using material nonpublic information that could either positively or adversely affect the value of the Company's stock either through direct transactions with the Company or through the 401K. Because of the unique nature of the restriction on ownership and sale of stock, as well as the fact that the Company's stock is not publicly traded, we have not identified a need to implement a clawback policy or a prohibition on pledging Company securities. In addition, because of these unique features, it is not feasible to hedge Company stock. However, we will continue to monitor our policies and review the effects of implementing such policies.
We also maintain a Stock Redemption Policy. Under this policy, executive officers, as well as other officers and executive managers, may only redeem stock during a 60-day period, which begins when the year-end stock valuation is released or when the Company's audited annual financial statements are released, whichever is later, or after the release of the midyear stock price.
Change In Control
Under our 2014 Omnibus Plan, a “change of control” will be deemed to occur if (i) any person, either alone or together with a group, acquires beneficial ownership of 20% or more of our outstanding common shares or commences a tender or exchange offer for 20% or more of our outstanding common shares that is declared by the Compensation Committee to constitute a “change in control,” (ii) we establish a record date for shareholders to vote upon a merger transaction that will result in our shareholders holding less than 80% of the outstanding shares of the surviving or resulting entity in the merger, the disposition of all or substantially all of our assets, or the dissolution of the Company, or (iii) at any time during a consecutive 24-month period, “continuing directors” represent less than a majority of the members of our Board of Directors (“continuing directors” meaning individuals who were directors at the beginning of the 24-month period or whose appointment or nomination for election as directors was approved by a majority of the continuing directors then in office).  Upon the occurrence of a “change of control” event as described above, unless the Board of Directors determines otherwise: all outstanding stock appreciation rights, stock options and stock purchase rights become fully exercisable; all restrictions on restricted stock and other awards are deemed satisfied; and all cash awards become fully earned. Any such determination by the Board of Directors that is made after the occurrence of the change in control will not be effective unless a majority of the "continuing directors" then in office are "continuing directors" and the determination is approved by a majority of the "continuing directors." For this purpose, "continuing directors" are directors who were in office at the time of the change in control or who were recommended or elected to succeed "continuing directors" by a majority of the "continuing directors" then in office. Other than as outlined above, the Company has no so-called "golden parachute" severance packages with any NEO.
Tax and Accounting Considerations
In structuring our executive compensation programs, we take into account the tax and accounting treatment of our executive compensation arrangements. To date, however, tax and accounting considerations have not dictated what awards have been made or how they have been fashioned.
One such consideration is the potential impact of the limitation on the Company’s federal income tax deduction for certain annual compensation over $1 million paid to a “covered employee” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Effective for fiscal 2018, the Tax Cuts and Jobs Act made a number of significant changes to Section 162(m), such as the repeal of the exemption for certain “qualified performance-based compensation” and the expansion of the definition of “covered employees” (for example, by including the Chief Financial Officer and certain former named executive officers as covered employees).

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

As a result of the changes to Section 162(m), except as otherwise provided in the transition relief provisions of the Tax Cuts and Jobs Act, compensation paid to any of our covered employees generally will not be deductible in 2018 or future years, if and to the extent that it exceeds $1 million. However, the Compensation Committee has not adopted a policy that would require all compensation to be deductible, because the Compensation Committee wants to preserve the ability to pay compensation to our executives in appropriate circumstances, even if such compensation will not be deductible under Section 162(m). Therefore, there can be no guarantee that any compensation paid to our covered employees in excess of $1 million will be or remain exempt from Section 162(m).

The Davey Tree Expert Company - 2018 Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE
The Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based thereon, recommended to the Board of Directors that it be included in the 2018 Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
By the Compensation Committee of the Board of Directors: J. Dawson Cunningham (Chair), William J. Ginn, Douglas K. Hall, and John E. Warfel.
COMPENSATION RISK ANALYSIS
The Compensation Committee addresses compensation risk analysis as an integral part of its ongoing analysis of compensation programs. As part of the compensation structure review, Pay Governance was engaged in 2017 to review compensation plans. The Board is not presently aware of any information that would lead it to believe that risks arising from the Company's employee compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Committee will continue to regularly consider risk factors associated with any business entity, including the individual components of the compensation plans, as well as the manipulation of sales, expenses or electronic data; and the Committee believes the Company has sufficient controls in place to prevent such occurrence.

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
As described in the "Compensation Discussion and Analysis," a NEO's compensation is based on a number of factors, as determined by the Board of Directors. In setting compensation, the Board utilizes a number of quantitative and qualitative performance-related factors. Although we have not established a specific peer group, the Pay Governance studies completed in 2017 reviewed competitive norms and market medians. In general, base salary is generally set near 90% of the market midpoint for similar positions at companies of approximately the same size and complexity. Incentive plan compensation is based primarily upon achieving an annual predetermined target operating profit percentage. PRSU, SARs, and NQSO awards are granted pursuant to authority under the 2004 or 2014 Omnibus Stock Plan and are based on achieving predetermined performance targets, as well as achieving goals and objectives set by the Board. No NEO has an employment agreement or arrangement with the Company and each NEO is considered an employee-at-will. All numbers in the table reflect the two-for-one stock split effective June 1, 2017.
2017 Summary Compensation Table

Name and Principal Position	Year	Salary(2)	Management Supplemental Bonus Plan(3)	Stock Awards (PRSU and RSU)(4)	Option Awards (SAR and NQSO)(5)	Non-Equity Incentive Plan Compensation Management Incentive Plan(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(7)	All Other Compensation(8)	Total
Patrick M. Covey(1)	2017	$437,338	$10,000	$76,897	$68,722	$520,500	$87,498	$34,089	$1,235,044
President and Chief Executive Officer	2016	383,661	11,000	58,789	107,780	319,350	213,609	29,584	1,123,773
	2015	339,354	11,713	72,787	92,832	356,100	1,786	30,787	905,359
Karl J. Warnke(1)	2017	$427,269	$10,000	$131,687	$122,808	$345,900	$—	$37,586	$1,075,250
Chairman; Former Chief Executive Officer	2016	690,654	11,000	125,855	218,834	651,850	189,270	69,285	1,956,748
	2015	643,308	11,713	155,782	222,614	751,350	8,081	59,520	1,852,368
Joseph R. Paul	2017	$325,408	$10,000	$67,306	$54,942	$244,200	$2,513	$22,185	$726,554
Executive Vice President, Chief Financial Officer and Secretary	2016	320,000	11,000	49,596	92,475	237,800	2,577	23,552	737,000
	2015	287,197	11,713	61,417	80,983	255,400	358	21,728	718,796
James F. Stief	2017	$286,769	$10,000	$29,793	$32,094	$246,150	$51,454	$23,733	$679,993
Executive Vice President, U.S. Residential Operations	2016	286,231	11,000	28,463	49,736	240,150	179,521	21,350	816,451
	2015	267,231	11,713	32,977	48,016	254,600	346	21,640	636,523
Dan A. Joy	2017	$248,238	$10,000	$30,745	$18,064	$175,100	$16,419	$20,867	$519,433
Executive Vice President and General Manager, Commercial Landscape Services and Operations Support Services

Brent R. Repenning	2017	$233,038	$10,000	$24,045	$17,814	$173,300	$3,102	$23,029	$484,328
Executive Vice President, U.S. Utility and Davey Resource Group

NOTE: The table includes both compensation paid to or on behalf of the NEO and values that represent fair value and actuarial calculations for amounts that are anticipated, under specific circumstances, to be paid sometime in the future. The Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation columns are amounts paid to or on behalf of the NEO. The Stock Awards (PRSU/RSU) and Option Awards (SAR/NQSO) columns represent the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board's Accounting Standards Codification "FASB ASC Topic 718," Compensation – Stock Compensation and do not reflect cash payments. The Change in Pension Value and Nonqualified Deferred Compensation Earnings column is an actuarial calculation of benefits that could be paid in the future, under specific circumstances, to the NEO.

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

2017 Summary Compensation Table (continued)

(1)
Mr. Warnke retired as Chief Executive Officer, and Mr. Covey became Chief Executive Officer, both effective July 21, 2017. For Mr. Warnke, the salary column includes $11,000 in director fees paid for his services as a member of the Board after that date and $25,000 for transition related services provided to the Company.

(2)
For the most recent year, earned during fiscal year 2017. We do not permit deferral of bonuses or salary and we have no agreement with any NEO to pay any deferred discretionary or required payment amount. Employee directors do not receive any compensation for their service as a director.

(3)	As detailed on page 20 of the "Compensation Discussion and Analysis," NEOs received discretionary bonus payments under the MSBP in January 2017.
(4)
The amounts reported in this column represent the aggregate grant date fair value for the RSU and PRSU awards in each respective year, as calculated under FASB ASC Topic 718. The amounts reported do not necessarily correspond to the actual economic value that will be received by the NEO from the awards. The assumptions made in calculating the grant date fair value amounts for these awards are included in Note O, "Stock-Based Compensation," to the consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017. We achieved 17.04% ROAIC in 2016 and, thus 56.53% of the fair market value of PRSUs were earned by each NEO in 2017. The maximum fair value of the PRSUs that could have been earned for achieving 24% or higher ROAIC is: Mr. Covey, $136,040; Mr. Warnke, $232,969; Mr. Paul, $119,035; Mr. Stief, $52,716; Mr. Joy, $54,416; and Mr. Repenning, $42,513.

(5)
The amounts reported in this column represent the aggregate grant date fair value for these stock options and SARs, as calculated under FASB ASC Topic 718. The amounts reported do not necessarily correspond to the actual economic value that will be received by the NEO from the awards. The assumptions made in calculating the grant date fair value amounts for these stock options and SARs are included in Note O, "Stock-Based Compensation," to the consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(6)
The most recent payment under the MICP, earned in 2017 and paid in March 2018. The number of common shares granted to each NEO is listed in footnote 1 of the "2017 Grants of Plan-Based Awards Table" on page 34.

(7)
The amounts reported in this column represent the change in present value of accumulated pension benefits under all defined benefit plans as reported in the following table. These values do not reflect compensation paid to the NEO. The change in pension value for each NEO is calculated using actuarially-determined values based on, among other things, mortality, value of other pension benefits, and compensation level.

Name	Change in Pension Value	NQDC Earnings
Patrick M. Covey	$87,498	$—
Karl J. Warnke, Chairman	—	—
Joseph R. Paul	2,513	—
James F. Stief	51,454	—
Dan A. Joy	16,419	—
Brent R. Repenning	3,102	—

(8)
All Other Compensation represents benefits and perquisites paid on behalf of each NEO, including expenses associated with our 401K Company match in 2017 of $6,750 for Messrs. Covey, Warnke, Paul, Stief, Joy and Repenning, our Match Plan, management car plan, our long-term disability plan, personal tax preparation fees, health plan, club membership fees and approved travel to meetings and events by a NEO's spouse. No individual perquisite for any NEO in any of the above-named categories was in excess of $25,000 or 10% of the total perquisites listed for the NEO, whichever is greater.

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Grants of Plan-Based Awards in Last Fiscal Year
Grants of plan-based awards are, as described in the "Compensation Discussion and Analysis," based in part on the goals of employee retention and stock-value increase.
At no time during the last fiscal year were any outstanding options or other equity-based awards repriced or otherwise materially modified. For purposes of this discussion, a material modification could include an extension of exercise periods, a change in vesting or forfeiture conditions, or a change or elimination of applicable performance criteria. Equity awards are based on their estimated fair value determined at the date of grant. Other than the initial option exercise price, market conditions (as defined in FASB ASC Topic 718) are not considered in setting awards and do not affect the subsequent exercise of awards. Generally, an employee must be an active employee on the date of exercise, but no other performance criteria (as defined in FASB ASC Topic 718) are considered in setting the terms of a stock option award.
No dividends or dividend equivalents are paid on unexercised stock options, SARs, RSU or PRSU awards.
2017 Grants of Plan-Based Awards(1)

Name	Grant Date	Estimated Future Payouts Under Non Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (4) #	All Other Option Awards		Exercise or Base Price of Options/ Stock Appreciation Rights Awards(7) $/Sh	Grant Date Fair Value of Stock and Option Awards(8) $
		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #		Number of Securities Underlying NQSO Awards (5) #	Number of Securities Underlying Stock Appreciation Rights Awards(6) #
Patrick M. Covey	3/3/2017				—	8,000	8,000	4,522				$76,897
	3/3/2017									14,600	$17.60	52,122
	6/23/2017								5,000		17.60	16,600
		$346,800	$433,500	$520,200
Karl J. Warnke Chairman	3/3/2017				—	13,700	13,700	7,744				$131,687
	3/3/2017									34,400	$17.60	122,808
		$232,730	$290,913	$349,096
Joseph R. Paul	3/3/2017				—	7,000	7,000	3,958				$67,306
	3/3/2017									12,600	$17.60	44,982
	6/23/2017								3,000		17.60	9,960
		$183,344	$229,180	$275,016
James F. Stief	3/3/2017				—	3,100	3,100	1,752				$29,793
	3/3/2017									6,200	$17.60	22,134
	6/23/2017								3,000		17.60	9,960
		$162,400	$203,000	$243,600
Dan A. Joy	3/3/2017				—	3,200	3,200	1,808				$30,745
	3/3/2017									3,200	$17.60	11,424
	6/23/2017								2,000		17.60	6,640
		$139,888	$174,860	$209,832
Brent R. Repenning	3/3/2017				—	2,500	2,500	1,414				$24,045
	3/3/2017									2,200	$17.60	7,854
	6/23/2017								3,000		17.60	9,960
		$134,400	$168,000	$201,600

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

2017 Grants of Plan-Based Awards (continued)(1)

(1)	Prior periods have been adjusted for the two-for-one stock split, effective June 1, 2017.
(2)
Estimated future annual incentive compensation under our MICP as a percentage of year-end base salary, based on achieving 80%, 100% and a maximum of 120% (excluding 25% of excess operating profit) of target operating profit, respectively. As described in the "Compensation Discussion and Analysis," the Compensation Committee has discretion to increase or decrease these awards based on individual performance and other factors.

(3)
As described in the "Compensation Discussion and Analysis," PRSU awards can range from zero to 100% of the potentially available PRSUs and are based on achieving ROAIC of between 8% (threshold) and 24% (maximum).

(4)	PRSU awards granted to all NEOs in 2017. Under the long-term performance plan, PRSU grants vest in five years and are payable upon retirement or qualified termination.
(5)
NQSO awards vest over five years, become exercisable as they vest, and expire on the tenth anniversary of the grant date. Due to his retirement as CEO, Mr. Warnke did not receive any NQSO awards in 2017.

(6)
Stock Appreciation Rights ("SARs") vest over five years, become exercisable as they vest, and expire on the tenth anniversary of the grant year. When redeemed, SARs are used to acquire common shares based on the appreciation in the stock price from the date of grant to the date of exercise multiplied by the number of SARs awarded.

(7)	The base price of the option awards is the common stock grant date fair market price as determined by an independent stock valuation firm for our 401KSOP and ESOP plan.
(8)
Note O, "Stock-Based Compensation," to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 sets forth the assumptions as to the grant date fair value of the awards based on FASB ASC Topic 718.

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at 2017 Fiscal Year-End(1)(2)

Name	Option Grant/ Stock Award Date	Option Awards(3)(4)(5)(7(8)									Stock Awards(6)(7)
		Number of Securities Underlying Unexercised Options Exercisable #	Number of Securities Underlying Unexercised Options Unexercisable #	Option Exercise Price $	Option Expiration Date	Number of SARs That Have Vested #	Number of SARs That Have Not Vested #	SARs Exercise Price $	Market Value of SARs That Have Not Vested(5) $	SARs Expiration Date	Number of PRSUs That Have Not Vested #	Market Value of PRSUs That Have Not Vested $
Patrick M. Covey	3/10/2009					10,000		$8.20		12/31/2018
	11/2/2009	6,000	—	$8.00	11/2/2019
	3/9/2010					10,000		8.30		12/31/2019
	11/1/2010	16,000	—	8.30	11/1/2020
	3/9/2011					10,000		9.20		12/31/2020
	3/7/2012					14,000		9.85		12/31/2021
	3/8/2013					19,664	4,916	11.60	$36,870	12/31/2022	440	$8,404
	6/24/2013	6,400	1,600	11.60	6/24/2023
	3/7/2014					15,480	10,320	13.20	60,888	12/31/2023	4,816	91,986
	6/30/2014	6,000	4,000	13.20	6/30/2024
	3/6/2015					10,320	15,480	15.05	62,694	12/31/2024	5,006	95,615
	6/29/2015	2,400	3,600	15.05	6/29/2025
	3/4/2016					5,800	23,200	16.35	63,800	12/31/2025	3,722	71,090
	6/28/2016	1,200	4,800	16.35	6/28/2026
	3/3/2017					—	14,600	17.60	21,900	12/31/2026	4,522	86,370
	6/23/2017	—	5,000	17.60	6/23/2027
Joseph R. Paul	3/10/2009					2,000		$8.20		12/31/2018
	3/9/2010					2,000		8.30		12/31/2019
	11/1/2010	6,000	—	$8.30	11/1/2020
	3/9/2011					2,000		9.20		12/31/2020
	3/7/2012					4,000		9.85		12/31/2021
	3/8/2013					16,528	4,132	11.60	30,990	12/31/2022	2,000	38,200
	6/24/2013	6,400	1,600	11.60	6/24/2023
	3/7/2014					13,020	8,680	13.20	51,212	12/31/2023	4,054	77,431
	6/30/2014	4,800	3,200	13.20	6/30/2024
	3/6/2015					8,680	13,020	15.05	52,731	12/31/2024	4,224	80,678
	6/29/2015	2,400	3,600	15.05	6/29/2025
	3/4/2016					5,000	20,000	16.35	55,000	12/31/2025	3,140	59,974
	6/28/2016	1,000	4,000	16.35	6/28/2026
	3/3/2017					—	12,600	17.60	18,900	12/31/2026	3,958	75,598
	6/23/2017	—	3,000	17.60	6/23/2027

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at 2017 Fiscal Year-End (continued)(1)(2)

Name	Option Grant/ Stock Award Date	Option Awards(3)(4)(5)(7)(8)									Stock Awards(6)(7)
		Number of Securities Underlying Unexercised Options Exercisable #	Number of Securities Underlying Unexercised Options Unexercisable #	Option Exercise Price $	Option Expiration Date	Number of SARs That Have Vested #	Number of SARs That Have Not Vested #	SARs Exercise Price $	Market Value of SARs That Have Not Vested(5) $	SARs Expiration Date	Number of PRSUs That Have Not Vested #	Market Value of PRSUs That Have Not Vested $
James F. Stief	3/10/2009					4,000		$8.20		12/31/2018
	3/9/2010					6,000		8.30		12/31/2019
	11/1/2010	8,500	—	$8.30	11/1/2020
	3/9/2011					6,000		9.20		12/31/2020
	3/7/2012					10,000		9.85		12/31/2021
	3/8/2013					8,768	2,192	11.60	16,440	12/31/2022	1,660	31,706
	6/24/2013	4,800	1,200	11.60	6/24/2023
	3/7/2014					6,900	4,600	13.20	27,140	12/31/2023	2,148	41,027
	6/30/2014	4,800	3,200	13.20	6/30/2024
	3/6/2015					4,960	7,440	15.05	30,132	12/31/2024	2,268	43,319
	6/29/2015	1,600	2,400	15.05	6/29/2025
	3/4/2016					2,480	9,920	16.35	27,280	12/31/2025	1,802	34,418
	6/28/2016	800	3,200	16.35	6/28/2026
	3/3/2017					—	6,200	17.60	9,300	12/31/2026	1,752	33,463
	6/23/2017	—	3,000	17.60	6/23/2027
Dan A. Joy	3/10/2009					2,400		$8.20		12/31/2018
	11/2/2009	4,000	—	$8.00	11/2/2019
	3/9/2010					2,400		8.30		12/31/2019
	11/1/2010	6,000	—	8.30	11/1/2020
	3/9/2011					2,400		9.20		12/31/2020
	3/7/2012					2,400		9.85		12/31/2021
	3/8/2013					1,920	480	11.60	3,600	12/31/2022	1,600	30,560
	6/24/2013	3,200	800	11.60	6/24/2023
	3/7/2014					2,520	1,680	13.20	9,912	12/31/2023	1,254	23,951
	6/30/2014	1,800	1,200	13.20	6/30/2024
	3/6/2015					2,520	3,780	15.05	15,309	12/31/2024	1,956	37,360
	6/29/2015	400	600	15.05	6/29/2025
	3/4/2016					1,260	5,040	16.35	13,860	12/31/2025	1,862	35,564
	6/28/2016	400	1,600	16.35	6/28/2026
	3/3/2017					—	3,200	17.60	4,800	12/31/2026	1,808	34,533
	6/23/2017	—	2,000	17.60	6/23/2027

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at 2017 Fiscal Year-End (continued)(1)(2)

Name	Option Grant/ Stock Award Date	Option Awards(3)(4)(5)(7)(8)									Stock Awards(6)(7)
		Number of Securities Underlying Unexercised Options Exercisable #	Number of Securities Underlying Unexercised Options Unexercisable #	Option Exercise Price $	Option Expiration Date	Number of SARs That Have Vested #	Number of SARs That Have Not Vested #	SARs Exercise Price $	Market Value of SARs That Have Not Vested(5) $	SARs Expiration Date	Number of PRSUs That Have Not Vested #	Market Value of PRSUs That Have Not Vested $
Brent R. Repenning	3/10/2009					2,000		$8.20		12/31/2018
	3/9/2010					4,000		8.30		12/31/2019
	11/1/2010	6,000		8.30	11/1/2020
	3/9/2011					4,000		9.20		12/31/2020
	3/7/2012					4,000		9.85		12/31/2021
	3/8/2013					3,200	800	11.60	$6,000	12/31/2022	2,000	$38,200
	6/24/2013	3,200	800	11.60	6/24/2023
	3/7/2014					2,520	1,680	13.20	9,912	12/31/2023	1,882	35,946
	6/30/2014	3,600	2,400	13.20	6/30/2024
	3/6/2015					1,680	2,520	15.05	10,206	12/31/2024	1,956	37,360
	6/29/2015	1,600	2,400	15.05	6/29/2025
	3/4/2016					840	3,360	16.35	9,240	12/31/2025	1,454	27,771
	6/28/2016	800	3,200	16.35	6/28/2026
	3/3/2017					—	2,200	17.60	3,300	12/31/2026	1,414	27,007
	6/30/2017	—	3,000	17.60	6/23/2027

(1)
No equity securities have been issued or authorized for issuance under any plan that has not been approved by our shareholders. The equity compensation plans included in this table consist of stock options, SARs, RSUs and PRSUs that were granted under the 2004 or 2014 Omnibus Stock Plan, which was approved by our shareholders at our annual meeting in 2004 or 2014, respectively.

(2)	Prior periods have been adjusted for the two-for-one stock split, effective June 1, 2017.
(3)	The exercise price of all options granted was the fair market value of our stock, as determined by our independent stock valuation firm, as of the date of the grant.
(4)	All NQSO options vest and become exercisable in equal installments over five years and expire ten years from the date of grant.
(5)
Stock Appreciation Rights ("SARs") vest and become exercisable in equal installments over five years and expire ten years from the year of grant. When redeemed, SARs are used to acquire common shares based on the appreciation in the stock price from the date of grant to the date of exercise multiplied by the number of SARs awarded.

(6)
RSU and PRSU grants awarded based upon our ROAIC will vest on the earlier of five years or retirement and are payable after retirement. Within the range of PRSU performance criteria, we achieved 56.53% of the maximum targeted PRSU award available in 2016 and granted in 2017. Dividends are not calculated or paid on these awards and they do not have any voting rights. No RSUs have been granted to our NEOs in 2017, 2016 or 2015.

(7)	The market value at fiscal year-end 2017 is based on the fair value (ESOT valuation) of $19.10 per share.
(8)	Mr. Warnke had no outstanding equity awards as of December 31, 2017.

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

2017 Option Exercises and Stock Vested(1)

Name	Option Awards				Stock Awards
	Number of NQSO Shares Acquired on Exercise in 2017 #	Value of NQSO Shares Realized on Exercise(2) $	Number of SARs Vested in 2017 #	Appreciation Value Realized on Exercise of SARs (Vested)(3) $	Number of Shares Acquired on Vesting (RSUs and PRSUs Vested in 2017) #	Value Realized on Vesting (RSUs and PRSUs)(4) $
Patrick M. Covey	—	$—	23,836	$130,062	676	$12,912
Karl J. Warnke, Chairman(5)	30,000	157,400	195,592	894,298	47,886	876,314
Joseph R. Paul	4,000	38,400	18,612	95,323	540	10,314
James F. Stief	3,500	32,550	11,452	65,374	896	17,114
Dan A. Joy	—	—	4,320	21,564	864	16,502
Brent R. Repenning	4,000	37,200	4,120	17,408	864	16,502

(1)	Prior periods have been adjusted for the two-for-one stock split, effective June 1, 2017.
(2)	The value realized upon exercise of options is based on the difference between the option exercise price and the fair market value of the underlying securities at the date of exercised.
(3)	Based on the appreciation of the stock price from the date of grant to the date of exercise multiplied by the number of SARs awarded.
(4)	The market value of RSUs and PRSUs that have vested, but are unpaid, is based on the fiscal year-end December 31, 2017, fair value (ESOT valuation) of $19.10 per share.
(5)
Vesting of the following awards was accelerated due to Mr. Warnke’s retirement: 170,956 SARs, 41,058 PRSUs and 11,200 NQSOs. Mr. Warnke exercised all 30,000 NQSOs valued at $549,000, all 113,241 SARs valued at $2,072,310 and one-third of his 87,406 RSUs and PRSUs valued at $533,171 during 2017.

Pension Plan Information
We closed the SERP to future participants in 2013, froze the benefit level for current participants in May 2015 and, as discussed in this Proxy Statement, set the annual payment at retirement for the three remaining active participants in 2016. We also froze the ERP and the Restoration Plan effective December 31, 2008.
Pursuant to the terms of the frozen ERP, benefits currently being paid to retirees will continue and benefits accrued through December 31, 2008 for employees covered by the ERP will not be affected. However, no further benefits will be accrued under the ERP. Normal retirement age is 65 or after five years of service, whichever is later. Early retirement age is 55 with five years of vested service. If the participant chooses early retirement at age 55, he or she will receive 35.75% of his or her full benefit, and that percentage will increase the closer the participant is to normal retirement age. Each NEO is eligible for early retirement.
Prior to the freeze in 2015, the SERP provided a retirement benefit equal to 30% multiplied by a Final Average Compensation calculation, which was then reduced by the sum of the employee's Restoration Plan benefit, ERP benefit, 401K benefit, Match Plan benefit and one-half of the employee's social security benefit. This amount was further reduced if a participant had less than 20 years of service at age 65. "Final Average Compensation" was based on the average of the highest three annual earnings out of the five years prior to retirement. In 2016, SERP benefits payable to the three remaining active participants upon retirement were set at a fixed amount per year based on the benefit accrued to date. This change allowed the Company to fix the SERP at a set level; however, the Company is still required to periodically adjust the actuarially determined benefit accrual.
Prior to the freeze on December 31, 2008, under the Restoration Plan, an employee whose benefit under the ERP was limited by applicable sections of the IRC was eligible to qualify for a benefit. The Board of Directors determined who, among eligible employees, would participate in the Restoration Plan. The Restoration Plan allowed for a restoration accrual such that the employee would receive a monthly benefit that, when added to the monthly benefit from the ERP, equaled the monthly retirement benefit that would have been payable if certain IRC provisions were not in effect. This permitted an affected employee to attain the same percentage benefit value as any employee participant not affected by these limitations.

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

2017 Pension Benefits(1)

Name	Plan Name	Number of Years Credited Service(2)(3) #	Present Value of Accumulated Benefit $	Payments During Last Fiscal Year $
Patrick M. Covey	ERP	16.3	$70,348	$—
	SERP	22.7	563,458	—
	Restoration Plan	16.3	10,619	—
Karl J. Warnke, Chairman	ERP	20.0	$182,385	$5,135
	SERP	26.4	1,866,829	52,290
	Restoration Plan	20.0	237,752	6,580
Joseph R. Paul	ERP	2.2	$19,693	$—
	SERP	—	—	—
	Restoration Plan	—	—	—
James F. Stief	ERP	29.5	$156,987	$—
	SERP	35.9	372,207	—
	Restoration Plan	29.5	2,724	—
Dan A. Joy	ERP	30.5	$150,260	$—
	SERP	—	—	—
	Restoration Plan	—	—	—
Brent R. Repenning	ERP	13.6	$18,337	$—
	SERP	—	—	—
	Restoration Plan	—	—	—

(1)
Represents the present value of accumulated retirement benefits payable upon reaching retirement. The amounts are based on the same assumptions described in Note P, "Defined Benefit Pension Plans," to our consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Each of the above referenced plans is described in the "Compensation Discussion and Analysis."

(2)	As a result of freezing the ERP and Restoration Plan on December 31, 2008, the number of years of credited service remains fixed as of that date for these Plans.
(3)	The SERP was closed to new participants effective for 2013 and frozen in May 2015; therefore, the number of years of credited service remains fixed as of the date the SERP was frozen.

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

2017 Non-Qualified Deferred Compensation

Name	Company Contributions in 2017(1)	Aggregate Earnings in 2017	Aggregate Withdrawals / Distributions	Aggregate Balance at December 31, 2017(2)(3)
Patrick M. Covey(1)	$12,591	$1,864	$—	$92,957
Karl J. Warnke, Chairman(1)	—	—	300,227	—
Joseph R. Paul	8,540	678	—	37,752
James F. Stief	7,795	585	—	33,011
Dan A. Joy	2,797	355	—	18,095
Brent R. Repenning	3,539	—	—	3,539

(1)
Contributions pursuant to our Match Plan, which are described in the "Compensation Discussion and Analysis" section of this Proxy Statement, are also included in the "2017 Summary Compensation Table" under the "All Other Compensation" column.

(2)
No NEO made any contributions to the type or category of benefits that the NEO would be entitled to receive as described in the Match Plan, and other than Mr. Warnke, who received a distribution of his full balance in connection with his retirement from his role as Chief Executive Officer, no NEO made any withdrawals or received any distributions during 2017.

(3)
The current year amounts reflected in this table are included in the "2017 Summary Compensation Table" under "All Other Compensation." The total aggregate amounts to date calculated under the Match Plan are as follows: Mr. Covey, $56,901; Mr. Warnke, $210,138; Mr. Paul, $26,253; Mr. Stief, $20,576; and Mr. Joy, $4,442.

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Potential Payments Upon Termination or Change-in-Control
Should a NEO retire, resign, die, become disabled or otherwise terminate employment with us, the NEO would be entitled to any accrued or vested benefits. The types or categories of benefits that the NEO would be entitled to receive are described in the "Compensation Discussion and Analysis." Those accrued or vested benefits would consist primarily of any vested retirement benefits from the qualified and nonqualified retirement plans, stock appreciation rights, and any restricted stock units or performance restricted stock units. Other than as listed, no NEO is entitled to any other compensation upon termination and no NEO has a written agreement with us regarding any payment upon termination. Mr. Warnke retired effective July 21, 2017 and our agreement with Mr. Warnke, the Chairman of the Board of Directors, is described in "2017 Director Compensation."  As a result of his retirement, Mr. Warnke received full payment of accrued and vested benefits for Option Awards of $2,621,310 and one-third payment of Stock Awards of $533,171. The Stock Awards will be paid over a three-year period in accordance with Mr. Warnke’s election form. In addition, Mr. Warnke began receiving monthly payments for vested benefits under the Company’s ERP ($1,027), SERP ($10,458) and Restoration Plan ($1,316).
The following table shows the amounts that would be payable under each benefit plan as if a triggering event (i.e., retirement, death, permanent disability or certain terminations) had occurred as of December 31, 2017.
Plan Benefits--December 31, 2017 "as if" Triggering Event Occurred(1)

Name	Plan Name	Frequency	Benefit Payable Upon Triggering Event(2)
Patrick M. Covey	SERP(3)	Annual benefit	$61,000
	Restoration Plan(3)	Annual benefit	1,000
	Match Plan	Onetime payment	92,957
	PRSU(4)	Onetime payment	353,465
Joseph R. Paul	SERP(3)	Annual benefit	$—
	Restoration Plan(3)	Annual benefit	—
	Match Plan	Onetime payment	37,752
	PRSU(4)	Onetime payment	331,882
James F. Stief	SERP(3)	Annual benefit	$28,000
	Restoration Plan(3)	Annual benefit	—
	Match Plan	Onetime payment	33,011
	PRSU(4)	Onetime payment	183,933
Dan A. Joy	SERP(3)	Annual benefit	$—
	Restoration Plan(3)	Annual benefit	—
	Match Plan	Onetime payment	18,095
	PRSU(4)	Onetime payment	161,968
Brent R. Repenning	SERP(3)	Annual benefit	$—
	Restoration Plan(3)	Annual benefit	—
	Match Plan	Onetime payment	3,539
	PRSU(4)	Onetime payment	166,285

(1)
Each of the plans presented is more fully described in the "Compensation Discussion and Analysis," and this table represents those benefits under our nonqualified plans that would be payable or exercisable by our NEOs if a "triggering event" occurred as of December 31, 2017, excluding options and awards that have vested as disclosed in "Option Exercises and Stock Vested" tables in this and previous Proxy Statements. For purposes of this table, a triggering event includes death, permanent disability, retirement or termination for any reason. No NEO is subject to a noncompete or confidentiality agreement or other material conditions or obligations applicable to the receipt of benefits. The amounts shown in this table are estimates based on the assumptions stated here and required by the SEC's rules. The actual amounts payable can only be determined upon the occurrence of the actual triggering event.

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Plan Benefits--December 31, 2017 "as if" Triggering Event Occurred (continued)(1)

(2)
If the triggering event were a change in control, all of the benefits listed in the table would be applicable. In addition, all unvested NQSO awards would become exercisable. The value of unexercisable NQSO awards that would become exercisable for each NEO is as follows: Mr. Covey, $70,880; Mr. Paul, $60,960; Mr. Stief, $50,900; Mr. Joy, $22,910; and Mr. Repenning, $43,180. The value of these awards is based on the number of unvested options multiplied by the difference between the exercise price and the market price at December 31, 2017. Further, in such event, all unvested SARs will become exercisable. Based on the year-end 2017 stock price less the stock price on the date of grant, the value of all vested and nonvested SARs awards that would become exercisable for each NEO is as follows: Mr. Covey, $672,210; Mr. Paul, $495,515; Mr. Stief, $336,170; Mr. Joy, $112,620; and Mr. Repenning, $123,640. PRSUs issued under the current plan rules are forfeited if termination is for cause by the Company or the NEO voluntarily terminates employment with the Company.

(3)
The benefit is based on the lifetime payment option. The benefit will be reduced if a NEO chooses a different payment option. The different payment options are outlined under the "Pension Plan Information" beginning on page 39 in this Proxy Statement.

(4)	The benefit payable value is based on the number of stock units multiplied by the fair value at December 31, 2017.
CEO Pay Ratio
SEC rules allow us to select a methodology for identifying our median employee in a manner that is most appropriate based on our size, organizational structure and compensation plans, policies and procedures, and the information provided below is a reasonable estimate in accordance with SEC rules.
In determining our median employee, we used December 31, 2017 as the determination date. We reviewed our entire employee population as of December 31, 2017 to prepare the pay ratio analysis. Our employee population consisted of 8,675 individuals located in the United States and Canada. This population consists of full-time, part-time and temporary employees.
Our median employee was selected using total cash compensation (base salary, including overtime, and cash incentive compensation, where applicable), which was consistently applied across our entire employee population for the year ending December 31, 2017 (excluding Mr. Warnke and Mr. Covey, our former and current CEO, respectively). We annualized the base salary of all employees who were hired in 2017 but did not work for the entire year and for employees in Canada, we converted their base salary to U.S. dollars. In determining our median employee, we did not use any of the exemptions permitted under SEC rules, and we included employees who joined the Company through acquisitions. The annual total compensation of our median employee was $42,842.
The Company had two individuals in the role of CEO during 2017. We elected to use the compensation of Mr. Covey, the active CEO as of December 31, 2017, for purposes of determining the CEO pay ratio. Mr. Covey became CEO in July 2017 and his annual total compensation as presented in the Summary Compensation Table reflects five months in his current position as President and CEO, and seven months in his former position as President and COO. For purposes of determining the CEO pay ratio, we adjusted the compensation reported on the Summary Compensation Table to reflect Mr. Covey’s compensation as if he had been CEO for the full calendar year, effective January 1, 2017, by increasing his base salary to the full year CEO rate of $510,000. For purposes of the CEO pay ratio, total compensation of $1,307,706 for the CEO was used rather than the amount shown in the Summary Compensation Table of $1,235,044.
Based on this information, for 2017, the ratio of the annual total compensation of our Chief Executive Officer, to the median of the annual total compensation of all employees other than CEO was estimated to be 31 to 1.

The Davey Tree Expert Company - 2018 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Equity Compensation Plan Information(1)(2)

	Number of securities to be issued upon exercise of outstanding options, SARs and stock rights	Weighted-average exercise price of outstanding options, SARs and stock rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in the second column)(3)
Equity compensation plans approved by security holders	3,073,530	$12.64	735,582
Equity compensation plans not approved by security holders	None	None	None

(1)
Securities issued under our equity compensation plans include stock and option awards (SARs, NQSOs and Stock Rights) granted under the 2004 and 2014 Omnibus Stock Plan, which was approved by our shareholders at our annual meeting in 2004 and 2014, respectively. The exercise price of all options and rights granted was the fair market value of the stock, as determined by our independent stock valuation firm, as of the date of the grant.

(2)	No equity securities have been issued or authorized for issuance under any plan that has not been approved by our shareholders.
(3)
Reflects common shares available for issuance under the 2004 or 2014 Omnibus Stock Plan, excluding securities issued or to be issued upon exercise of outstanding options and rights (SARs, NQSOs, and Stock Rights), and shares subject to purchase under the Employee Stock Purchase Plan as of December 31, 2017.

The Davey Tree Expert Company - 2018 Proxy Statement

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
At the Annual Meeting
Representatives of Ernst & Young LLP ("Ernst & Young") will have the opportunity to make a statement at the annual meeting and will be otherwise available to respond to appropriate questions from our shareholders.
2017 Audit
For 2017, we engaged Ernst & Young as our independent auditors to act as the principal accountant to audit our consolidated financial statements and internal control over financial reporting. The Board of Directors and its Audit Committee participated in and approved the engagement of our principal independent auditors, Ernst & Young.
Auditor Independence
We understand that, as the auditor of our financial statements and our internal control over financial reporting, our auditors must be and remain objective and independent. Accordingly, our Board of Directors has adopted an Audit Committee Charter, available at www.davey.com under the tab "Corporate Information" at the bottom of the page, then under "Board Committee Charters" which requires the Audit Committee to, among other things, review the independence of outside auditors.
We are cognizant of the need for our auditor to remain independent and, therefore, have periodically considered whether there should be a regular rotation of the independent auditor firm. After due consideration, we have determined that our current independent auditor firm remains independent and objective. Moreover, the longer tenure of the current independent audit firm has allowed our auditors to obtain valuable institutional knowledge and insight regarding the Company's operations, systems, accounting practices and policies, as well as eliminate extra management time that would be needed to familiarize a new independent audit firm with our systems, practices and policies.
To assure continued auditor objectivity and independence, we require that the key Ernst & Young partners assigned to our audit are rotated at least every five years.
Fees and Other Matters
Under the Audit Committee's charter, the Committee is required to give advance approval of any nonaudit services to be performed by the principal independent auditors, provided that such services are not otherwise prohibited by law or regulation. There is no de minimis exception to the Committee's preapproval procedures. The Committee may delegate the responsibility for this approval to one or more of its members, so long as the members report any such approvals to the full Committee at its next meeting. Such delegation procedures are presently in place. In addition, the Committee has also set specific limits on the amount of such services which we would obtain from Ernst & Young and requires management to report the specific engagement to the Committee at its next meeting.
The aggregate fees billed to us for professional services rendered by our independent auditors for each year of the two-year period ended December 31 of the year indicated was:

Type of Fees	2017	2016
Audit fees	$935,400	$615,600
Audit-related fees	181,300	42,800
Tax fees	148,444	232,100
All other fees	—	—
	$1,265,144	$890,500
In the above table, "audit fees" are fees we paid our independent auditors for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2017 and 2016, audits of subsidiaries, reviews of financial statements included in our Forms 10-Q, and for services related to their audit of our internal control over financial reporting. "Audit-related fees" are fees for audits of employee benefit plan financial statements and other assurance services and "tax fees" are for tax compliance, tax advice and tax planning.

The Davey Tree Expert Company - 2018 Proxy Statement

REPORT OF THE AUDIT COMMITTEE
Management has the primary responsibility for the integrity of the Company's audited consolidated financial statements and the financial reporting process, including the system of internal control over financial reporting.
Ernst & Young LLP, the Company's principal independent auditor, is responsible for conducting independent audits of the Company's consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and expressing an opinion on the consolidated financial statements and the effectiveness of internal control over financial reporting based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and the principal independent auditor.
As part of its oversight responsibility, the Committee has reviewed and discussed the audited consolidated financial statements, and the results of management's assessment of the effectiveness of the Company's internal control over financial reporting and the independent auditor's audit of internal control over financial reporting with management and Ernst & Young. The Committee reviewed with Ernst & Young the matters required to be discussed by PCAOB General Auditing Standards AS 1301, "Communications with Audit Committees," and such other matters as the Committee and the auditors are required to discuss under auditing standards generally accepted in the United States. Additionally, the Committee received the written disclosures and the letter from Ernst & Young to the Committee required by applicable requirements of the PCAOB regarding the independent auditor's communications with the Committee concerning independence and discussed with Ernst & Young its independence from the Company and its management.
Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the 2017 audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the U.S. Securities and Exchange Commission.
By the Audit Committee of the Board of Directors: Donald C. Brown, J. Dawson Cunningham, William J. Ginn, Douglas K. Hall (Chair) and Sandra W. Harbrecht.

The Davey Tree Expert Company - 2018 Proxy Statement

GENERAL
Voting at the Meeting
Shareholders of record at the close of business on March 16, 2018 are entitled to notice and to vote at the Annual Meeting of shareholders. On that date, a total of 24,427,769 of our common shares were outstanding and entitled to vote. Each of our common shares is entitled to one vote.
Each shareholder has the right to vote cumulatively if any shareholder gives notice in writing to our President, any Vice President or our Secretary at least 48 hours before the time set for the meeting and an announcement of the notice is made at the beginning of the meeting by the Chairman or the Secretary, or by or on behalf of the shareholder giving notice. If cumulative voting is in effect, shareholders will be entitled to cast a number of votes equal to the number of shares voting multiplied by the number of directors to be elected. A shareholder may cast all of these votes for one nominee or distribute them among several nominees, as that shareholder sees fit. If cumulative voting is in effect, shares represented by each properly signed proxy card will also be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named in the proxy card.
For Proposal 1, under Ohio law, directors are elected by a plurality of the votes of our shareholders present at a meeting at which a quorum is present.
Abstentions, but not non-votes, are counted towards quorum and tabulated in determining the votes present at the meeting. Consequently, except as provided in the 401KSOP and ESOP Plan, withhold and non-votes will not have any effect on Proposal 1. If a nominee listed on page 4 or 5 becomes unable or declines to serve as a director, each properly signed proxy card will be voted for another person recommended by the Board of Directors. However, the Board of Directors has no reason to believe that this will occur.
Other than as presented in this Proxy Statement, the Board of Directors knows of no other matters that will be presented at the meeting. However, if other matters do properly come before the meeting, the person named in the proxy card will vote on these matters in accordance with his or her best judgment.
Expenses of Requesting Proxies
We will bear the expense of preparing, printing, and making available this Notice of Annual Meeting and Proxy Statement. As set out in our "Important Notice Regarding the Availability of Proxy Materials" mailed to shareholders on or about April 5, 2018, our shareholders may view and print proxy materials by accessing our Internet website at www.davey.com or request proxy materials by telephone, e-mail or in person. We will ask custodians, nominees, and fiduciaries to send proxy materials to beneficial owners in order to obtain voting instructions and will, upon request, reimburse them for their reasonable expenses for mailing the proxy materials.
Annual Report and Form 10-K
Our Annual Report to Shareholders, including summary financial information for the year ended December 31, 2017, will be mailed to our shareholders of record and beneficial owners with their individual proxy cards. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, our 2017 Annual Report, our Proxy Statement, Notice letter and blank proxy cards are available on our Internet website at www.davey.com.

For the Board of Directors

/s/ Joseph R. Paul
Joseph R. Paul
Secretary
April 5, 2018

The Davey Tree Expert Company - 2018 Proxy Statement

Your vote is important.

Annual Meeting
Tuesday, May 15, 2018
5:00 p.m., Eastern Daylight Time

The Davey Tree Expert Company
Corporate Headquarters, Davey Institute Building
1500 North Mantua Street, Kent, Ohio 44240

THE DAVEY TREE EXPERT COMPANY Annual Meeting of Shareholders to be held on May 15, 2018	PROXY

This Proxy is solicited by the Board of Directors. At the Annual Meeting of Shareholders to be held May 15, 2018, and at any adjournment or postponement thereof, Christopher J. Bast, Gregory M. Ina, Dan A. Joy, Brent R. Repenning, Thea R. Sears, James F. Stief and each of them, with full power of substitution in each, are hereby authorized to represent me and to vote my shares on the following:

	For	Withhold
Proposal 1 - Election of nominees for director. The Board of Directors recommends a vote FOR all listed nominees.
Karl J. Warnke	☐	☐
Donald C. Brown	☐	☐
Catherine M. Kilbane	☐	☐

Any other matter that may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote to elect the nominees listed on Proposal 1.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If cumulative voting is in effect, shares represented by each properly executed proxy card will also be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named in the proxy card.

Non-Voting Item - Change of address, please print new address below:

Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Control Number	Number of Shares	Date (mm/dd/yyyy)	Signature 1	Signature 2 and/or Title

Sign, date and mail this Proxy in the postage-paid envelope provided to: The Davey Tree Expert Company, Attn: PROXY, 1500 North Mantua Street, P.O. Box 5193, Kent, OH 44240-9974.

Please return your PROXY promptly. Thank you.

THE DAVEY TREE EXPERT COMPANY Annual Meeting of Shareholders to be held on May 15, 2018	PROXY

This voting instruction is solicited by Argent Trust Company (the “Trustee”) as trustee of The Davey 401KSOP and ESOP (the “Plan”). To the Argent Trust Company, Trustee of The Davey 401KSOP and ESOP: As a participant, and a named fiduciary in the Plan, I hereby direct the Trustee to vote in person or by proxy at the Annual Meeting of Shareholders to be held May 15, 2018, and at any adjournment or postponement thereof, as shown below.

	For	Withhold
Proposal 1 - Election of nominees for director. The Board of Directors recommends a vote FOR all listed nominees.
Karl J. Warnke	☐	☐
Donald C. Brown	☐	☐
Catherine M. Kilbane	☐	☐

Any other matter that may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote to elect the nominees listed on Proposal 1. I direct the Trustee to vote the shares allocated to my account as of the record date in accordance with this voting instruction card.

☐
I direct the Trustee to vote the proportionate number of “nondirected” shares (shares allocated to other participants in the Plan for which the Trustee does not receive voting instructions) for which I may give voting instructions under the terms of the Plan in accordance with this voting instruction card.

This voting instruction card, when properly executed and timely received, will be voted in the manner directed herein. If the Trustee does not receive this card by May 15, 2018, your shares will be voted, as provided in the Plan, proportionately in accordance with directions received from other participants in the Plan. If you wish to vote the “nondirected” shares differently from the shares allocated to your account, you may do so by requesting a separate voting instruction card from the Trustee at Argent Trust Company, Attn: Susan M. Longmire, 1100 Abernathy Road, 500 Northpark, Suite 550, Atlanta, GA 30328.

Non-Voting Item - Change of address, please print new address below:

Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Control Number	Number of Shares	Date (mm/dd/yyyy)	Signature 1	Signature 2 and/or Title

Sign, date and mail this Proxy in the postage-paid envelope provided to: The Davey Tree Expert Company, c/o Alliance Shareholder, PO Box 1942, South Hackensack, NJ 07606-9986.

Please return your PROXY promptly. Thank you.